Exhibit 10.20

Execution Version

CREDIT AGREEMENT

dated as of

September 23, 2013

among

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P.

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

___________________________

J.P. MORGAN SECURITIES LLC and REGIONS CAPITAL MARKETS,
as Joint Bookrunners and Joint Lead Arrangers

REGIONS BANK,

as Syndication Agent

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(continued)

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(continued)

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SCHEDULES:

Schedule 1.01 -- Initial Guarantors

Schedule 2.01 -- Commitments

Schedule 2.05 -- Initial Borrowing Base Properties

Schedule 3.13 – Subsidiaries; Equity Interests

Schedule 3.17 – Taxpayer Identification Numbers

Schedule 6.01 -- Existing Liens

Schedule 6.02 -- Existing Investments

Schedule 6.08 – Existing Restrictions

Schedule 6.14 -- Existing Indebtedness

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption

Exhibit B -- Form of Note

Exhibit C -- Form of Guaranty

Exhibit D -- Form of Compliance Certificate

Exhibit E -- Form of [Intentionally Omitted]

Exhibit F -- Form of Joinder Agreement

Exhibit G – Form of Borrowing Base Report

Exhibit H -- Form of Pledge Agreement

Exhibit I -- [Intentionally Omitted]

Exhibit J -- [Intentionally Omitted]

Exhibit K-1 -- U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit K-2 -- U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit K-3 -- U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit K-4 -- U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

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CREDIT AGREEMENT dated as of September 23, 2013, among AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P., a Delaware limited partnership, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Administrative Agent, the Issuing Bank and the Lenders desire to make available to the Borrower a $200,000,000 revolving credit facility (subject to increase in accordance with Section 2.21) with a $25,000,000 swingline subfacility and a $20,000,000 letter of credit subfacility, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Environmental Report” means, with respect to any Real Property, an environmental report reasonably acceptable to the Administrative Agent.

“Adjusted Borrowing Base NOI” means, as of any date of determination, with respect to any Borrowing Base Property, (i) Borrowing Base NOI for such Borrowing Base Property for the fiscal quarter most recently ended on or prior to such date of determination, multiplied by four, less (ii) the Capital Reserve for such Borrowing Base Property.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent appointed pursuant to Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advisor” means American Realty Capital Advisors V, LLC, a Delaware limited liability company.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that in no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 or LIBOR02 Pages (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including, to the extent having the force of law, all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Credit Exposure of each Lender.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Consolidated Leverage Ratio reflected in the most recent Compliance Certificate delivered pursuant to this Agreement:

Consolidated Leverage Ratio:	ABR Spread	Eurocurrency Spread
< 40%	0.60%	1.60%
> 40% and < 45%	0.75%	1.75%
> 45% and < 50%	0.90%	1.90%
> 50% and < 55%	1.05%	2.05%
> 55%	1.20%	2.20%

For purposes hereof, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to this Agreement. Anything in this Agreement to the contrary notwithstanding, the Applicable Rate for Eurocurrency Loans shall be the highest rate per annum provided for above (i.e., 2.20%) if a Compliance Certificate shall not be delivered as provided in this Agreement, until such time as such Compliance Certificate is so delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Approved Ground Lease” means, at any time, any ground lease (whether related to an interest in land alone or an interest in land and the improvements located thereon) with respect to any Real Property (a) under which a Subsidiary Guarantor is the lessee, (b) that has a remaining term of no less than thirty-five (35) years (assuming the exercise of any applicable extension options that are exercisable at the lessee’s option) from the date it becomes a Borrowing Base Property under this Agreement or be otherwise subject to a purchase option in favor of the lessee that is exercisable in the sole discretion of such lessee and is for a nominal purchase price and (c) that the Administrative Agent has determined in its commercially reasonable discretion is a financeable ground lease.

“Arrangers” means, collectively, J.P. Morgan Securities LLC and Regions Capital Markets; each of the Arrangers is individually an “Arranger”.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means initially, the financial statements of the Parent for the fiscal year ending December 31, 2012, then after the delivery of the financial statements of the Parent required pursuant to Section 5.01(a) for the fiscal year ending December 31, 2013, the most-recent financial statements furnished pursuant to Section 5.01(a).

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“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date (as may be extended pursuant to Section 2.09(d)) and the date of termination of the Commitments.

“Balloon Payments” shall mean with respect to any loan constituting Indebtedness, any required principal payment of such loan which is payable at the maturity of such Indebtedness, provided, however, that the final payment of a fully amortized loan shall not constitute a Balloon Payment.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Big Four Accounting Firms” means, collectively, PricewaterhouseCoopers, KPMG, Deloitte and Ernst & Young.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means American Realty Capital Operating Partnership V, L.P. a Delaware limited partnership.

“Borrower Group Entities” means, collectively, each of the Loan Parties and each Non-Borrowing Base Property Owner; the Borrower Group Entities are individually referred to as a “Borrower Group Entity”.

“Borrowing” means (a) any Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect and (b) any Swingline Loan.

“Borrowing Base” means, as of any date of determination, the lesser of (a) the aggregate Credit Exposure of all of the Lenders such that the Borrowing Base Asset Value Ratio shall not be less than 1.67 to 1.0 and (b) the Implied Loan Amount.

“Borrowing Base Asset Value” means, as of any date of determination, the sum of (a) (i) the aggregate Adjusted Borrowing Base NOI from Borrowing Base Properties owned or leased for the entire fiscal quarter most recently ended on or prior to such date of determination divided by (ii) the Capitalization Rate, plus (b) the aggregate acquisition cost of all Borrowing Base Properties owned or leased as of the last day of the fiscal quarter most recently ended on or prior to such date of determination for a period less than such fiscal quarter.

“Borrowing Base Asset Value Ratio” means, as of any date of determination and without duplication, the ratio of (a) Borrowing Base Asset Value to (b) (i) the sum of (x) the aggregate Credit Exposure of all of the Lenders plus (y) the aggregate unsecured Indebtedness of the Consolidated Group minus (ii) Eligible Cash as of such date of determination.

“Borrowing Base Entity” means any Subsidiary Guarantor that directly owns or leases all or a portion of a Borrowing Base Property.

“Borrowing Base Interest Coverage Ratio” means, as of any date of determination and without duplication, the ratio of (a) the aggregate Adjusted Borrowing Base NOI with respect to the Borrowing Base Properties for the quarter most-recently ended for which financial statements are available divided by (b) pro forma annual interest on an amount equal to the sum of (x) the aggregate Credit Exposure of all of the Lenders plus (y) the aggregate unsecured Indebtedness of the Consolidated Group assuming an interest rate equal to the greater of (i) seven percent (7.0%) per annum, or (ii) the sum of (A) the most-recent rate published on such date in the United States Federal Reserve Statistical Release (H.15) for ten (10) year Treasury Constant Maturities plus (B) three percent (3.0%).

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“Borrowing Base NOI” means, as of any date, the sum of (a) the aggregate NOI for the most recent fiscal quarter for which financial results have been reported attributable to all Borrowing Base Properties owned or leased for the entirety of such fiscal quarter as of the last day of such fiscal quarter plus (b) in the case of any Borrowing Base Property that was owned or leased as of the last day of such fiscal quarter by a Subsidiary Guarantor, but not so owned or leased for the full fiscal quarter, the additional amount of NOI that would have been earned if such Borrowing Base Property had been so owned or leased for the full fiscal quarter.

“Borrowing Base Property” means each Real Property identified on Schedule 2.05 hereto and each Eligible Property admitted to the Borrowing Base after the Effective Date pursuant to Section 2.05, in each case, that has not been excluded as a Borrowing Base Property pursuant to Section 2.05(g) or released from the Borrowing Base pursuant to Section 2.05(h).

“Borrowing Base Report” means a report in substantially the form of Exhibit G (or such other form approved by the Administrative Agent) certified by a Responsible Officer of Borrower.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” means, with respect to any Person for any period, the capitalized amount of obligations under Capital Leases for such Person for such period as determined in accordance with GAAP.

“Capital Reserve” means a capital reserve of $0.20 per weighted average gross leasable square foot for each Real Property.

“Capitalization Rate” shall mean a rate of 7.75%.

“Cash” means any assets of any Guarantor, the Borrower or any of their respective subsidiaries, which are in the form of, or are readily convertible into, money, including, without limitation, cash, checks, and other negotiable instruments, deposits with any bank or financial institution (whether demand deposits or time deposits).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by any Guarantor, the Borrower or any of their respective subsidiaries free and clear of all Liens (other than Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) demand or time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (A) is a Lender or (B) (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated at least

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“Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of the Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than the Advisor and its Affiliates, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were (i) not nominated by the board of directors of the Parent, (ii) not appointed by directors so nominated and (iii) not approved by a majority of directors so nominated or appointed; (c) the Parent shall cease to (i) either be the sole general partner of, or wholly own and control the general partner of, the Borrower or (ii) own, directly or indirectly, greater than fifty percent (50%) of the Equity Interests of Borrower; or (d) the Borrower shall cease to directly (or indirectly through one or more Intermediate Subsidiaries) own one hundred percent (100%) of the Equity Interests of any Borrowing Base Entity unless the Borrower removes the Borrowing Base Property owned or leased by such Borrowing Base Entity from the Borrowing Base in accordance with Section 2.05(h).

“Change in Law” the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, the collateral upon which Liens have been granted pursuant to the Security Documents.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Swingline Loans and Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.21. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $200,000,000.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Compliance Certificate” shall mean a certificate (including attachments thereto) of a Financial Officer substantially in the form attached to the Credit Agreement as Exhibit D.

“Concentration Limits” has the meaning assigned to such term in Section 2.05(i).

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu, or in anticipation, of the exercise of the right of condemnation or eminent domain of all or any part of any Borrowing Base Property, or

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any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Borrowing Base Property or any part thereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any Person for any Measuring Period, an amount equal to (a) Consolidated Net Income for such Measuring Period, plus (b) the sum of the following (without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such Measuring Period): (i) income tax expense; (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness; (iii) depreciation and amortization expense; (iv) amortization of intangibles (including goodwill) and organization costs; (v) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such Measuring Period, losses on sales of assets outside of the ordinary course of business and costs and expenses incurred during such Measuring Period with respect to acquisitions consummated or unconsummated); (vi) any other non-cash charges, (vii) all commissions, guaranty fees, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such Measuring Period in accordance with GAAP; and (viii) fees, expenses and charges incurred during such Measuring Period, directly relating to (A) the negotiation of and entry into the Loan Documents and any future amendments to the Loan Documents or any agreement entered into in connection therewith and (B) any transactions permitted under Section 6.02 or Section 6.03 (whether or not consummated) and the negotiation of and entry into any documentation in connection therewith, minus (c) the sum of the following (to the extent included in the statement of such Consolidated Net Income for such Measuring Period): (i) interest income (except to the extent deducted in determining such Consolidated Net Income); (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such Measuring Period, gains on the sales of assets outside of the ordinary course of business); (iii) any other non-cash income; and (iv) any cash payments made during such Measuring Period in respect of items described in clause (b)(v) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income.

“Consolidated Fixed Charges” means, on a consolidated basis, for the Consolidated Entities for any Measuring Period, the sum (without duplication) of (a) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs, commissions and defeasance charges) for such Measuring Period, (b) provision for cash income taxes made by such Person on a consolidated basis in respect of such Measuring Period, (c) scheduled principal amortization payments due during such Measuring Period on account of Indebtedness of such Person (excluding Balloon Payments), and (d) Restricted Payments paid in cash with respect to preferred Equity Interests in such Person during such Measuring Period.

“Consolidated Fixed Charges Coverage Ratio” means, for the Consolidated Group for any given period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Group” means the Parent and all Persons whose financial results are consolidated with the Parent for financial reporting purposes under GAAP.

“Consolidated Interest Expense” means, for any Person for any period, the total interest expense (including that attributable to Capital Lease Obligations) of such Person for such period with respect to all outstanding Total Funded Debt (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). Consolidated Interest Expense shall exclude (a) interest rate hedge termination payments or receipts, (b) loan prepayment costs, (c) upfront loan fees, (d) interest expense covered by an interest reserve established under a loan facility, (e) any interest expense under any construction loan or construction activity that under GAAP is required to be capitalized and (f) any interest expense in respect of any convertible Indebtedness in excess of the cash coupon on such convertible Indebtedness.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Debt to (b) Total Asset Value.

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“Consolidated Net Income” means, for any Person for any period, the consolidated net income (or loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Parent for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a subsidiary of the Parent or is merged into or consolidated with the Parent or any of its subsidiaries, (b) the income (or deficit) of any Person (other than a Borrower Group Entity) in which any Borrower Group Entity has an ownership interest, except to the extent that any such income is actually received by such Borrower Group Entity in the form of dividends or similar distributions, (c) the undistributed earnings of any subsidiary of any Borrower Group Entity to the extent that the declaration or payment of dividends or similar distributions by such subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Applicable Law and (d) any interest expense in respect of any convertible Indebtedness in excess of the cash coupon on such convertible Indebtedness.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Secured Debt to (b) Total Asset Value.

“Consolidated Secured Recourse Indebtedness Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Secured Debt (excluding Non-Recourse Indebtedness) to (b) Total Asset Value.

“Consolidated Tangible Net Worth” means, as of any date, the stockholders’ equity of the Parent and its subsidiaries on a consolidated basis, plus accumulated depreciation and amortization, minus (to the extent included when determining stockholders’ equity): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP (excluding amortization in respect of acquired intangible lease assets), all determined on a consolidated basis.

“Consolidated Total Debt” means, as of any date of determination, (1) the Parent’s consolidated pro rata share of Indebtedness which includes all GAAP Indebtedness (adjusted to eliminate increases or decreases arising from ASC 805) including recourse and non-recourse mortgage debt, letters of credit, net obligations under uncovered interest rate contracts, contingent obligations to the extent the obligations are binding, unsecured debt, capitalized lease obligations (including ground leases), guarantees of indebtedness (excluding traditional carve-outs relating to non-recourse debt obligations) and subordinated debt, (2) the Parent’s pro rata share of preferred obligations that are structurally senior to the Obligations and (3) the Parent’s Ownership Share of Consolidated Total Debt of its Unconsolidated Affiliates (calculated on a basis consistent with clauses (1) and (2) above).

“Consolidated Total Secured Debt” means that portion of Consolidated Total Debt which is secured by a lien on any real property owned or leased by Borrower or any Subsidiary or Unconsolidated Affiliate, as applicable.

“Consolidated Unencumbered Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Debt to (b) Total Unencumbered Asset Value.

“Construction in Progress” means each Real Property that is either (a) new ground up construction which has commenced or is intended to be under construction within twelve (12) months or (b) under renovation in which (i) greater than thirty percent (30%) of the square footage of such Real Property is unavailable for occupancy due to renovation and (ii) no rents are being paid on such square footage. A Real Property will cease to be classified as “Construction in Progress” on the earlier to occur of (A) the time that such Real Property has an Occupancy Rate of greater than ninety percent (90%), or (B) one hundred eighty (180) days after completion of construction or renovation of such Real Property, as applicable.

“Contamination” means the presence of Hazardous Materials in amounts exceeding regulatory action levels.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure and Swingline Exposure at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, and violations of single purpose entity covenants.

“Dark Property” shall mean a Borrowing Base Property where one or more of the tenants previously occupying the Borrowing Base Property has vacated the Borrowing Base Property, but the Borrowing Base Property remains 100% leased (without regard to any subleases) to a tenant maintaining a rating of BBB-/Baa3 or better, which tenant is current on payments, has a minimum of five (5) years left on the applicable lease and does not have any right to terminate its lease.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Persons” means a person or entity (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order; (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations; (c) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Disposition” or “Dispose” means the sale, transfer, license, lease (other than a lease entered into in the ordinary course of business as part of property leasing operations) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith but excluding any arrangement constituting a Lien.

“dollars” or “$” refers to lawful money of the United States of America.

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“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Cash“ means, as of any date of determination, all balance sheet cash and Cash Equivalents of the Borrower and the Guarantors in excess of $25,000,000 (after deducting, without duplication, from such balance sheet cash (to the extent such items are included in such balance sheet cash): encumbered cash (other than cash subject to customary rights of set-off), tenant security and other restricted cash and deposits shown on the balance sheet and cash and Cash Equivalents that the Borrower and the Guarantors are unable to access within thirty (30) days and net of related tax obligations for repatriation and transaction costs and expenses related thereto); provided that in no event shall Eligible Cash exceed the aggregate outstanding principal amount of all Indebtedness of the Consolidated Group in respect of which all payments of principal (including any contingent payments of principal in respect thereof and whether at final maturity or otherwise) shall be due on or before the 12-month anniversary of such date of determination.

“Eligible Property” means a Real Property (a) that is approved by the Administrative Agent and the Required Lenders, or (b) that is approved by the Administrative Agent and meets the following requirements:

(a) such Real Property is wholly-owned by, or ground leased pursuant to an Approved Ground Lease to, a Subsidiary Guarantor free and clear of any Liens (other than Liens permitted by Section 6.01);

(b) such Real Property is a retail, industrial and/or office property of traditional or typical usage, located within the United States and which is one hundred percent (100%) leased and occupied by a single tenant, with a remaining lease term of at least five (5) years as of the date such Real Property is admitted into the Borrowing Base; and

(c) the Equity Interests of the Subsidiary Guarantor referred to in clause (a) of this definition are wholly-owned directly (or indirectly through one or more Intermediate Subsidiaries) by the Borrower, free and clear of any Liens other than Liens permitted by Section 6.01.

“Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time instituted or completed pursuant to any applicable Environmental Requirement against any Borrower Group Entity or against or with respect to any Real Property or any condition, use, or activity on any Real Property (including any such action against Administrative Agent or any Lender), and any claim at any time made by any Person against any Borrower Group Entity or against or with respect to any Real Property or any condition, use, or activity on any Real Property (including any such claim against Administrative Agent or any Lender), relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Requirement.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the protection of the environment, the management, release or threatened release of any Hazardous Material or to health and safety matters (with respect to exposure to Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines or penalties), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Environmental Requirement” means any Environmental Law, agreement or restriction, as the same now exists or may be changed or amended or come into effect in the future, which pertains to any Hazardous Material or the environment including ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Issuance” means the issuance or sale by any Person of any of its Equity Interests or any capital contribution to such Person by the holders of its Equity Interests.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any Equity Interests such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042(a)(1) or (2) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or notification that a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Exclusion Event” has the meaning specified in Section 2.05(g).

“Exclusion Notice” has the meaning specified in Section 2.05(g).

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“Executive Order” has the meaning assigned to such term in the definition of Sanctions Laws and Regulations.

“Extended Maturity Date” has the meaning assigned to such term in Section 2.09(d).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“FFO Percentage” means (i) for the period commencing on the Effective Date through and including the day that is 270 days after the Effective Date, an uncapped percentage, (ii) for the period commencing after the date that is 270 days after the Effective Date through and including December 31, 2014, one hundred five percent (105%) and (iii) at any time thereafter, ninety-five percent (95%).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or the Parent, as applicable.

“FIRREA” means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.

“Fiscal Quarter” or “fiscal quarter” means any three-month period ending on March 31, June 30, September 30 or December 31 of any Fiscal Year.

“Fiscal Year” or “fiscal year” means the 12-month period ending on December 31 in each year or such other period as the Borrower may designate and the Administrative Agent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fundamental Change” has the meaning assigned to such term in Section 6.03.

“Funds From Operations” shall have the meaning promulgated by the National Association of Real Estate Investment Trusts at the time of closing (or, if approved by the Borrower and the Administrative Agent, as such meaning may be updated from time to time) which is the basis of the Parent’s publicly filed financial statements, as adjusted by real estate acquisition costs and expenses for acquisitions (whether consummated or unconsummated) and impairment of real estate assets for the Consolidated Group, plus any interest expense in respect of any convertible Indebtedness in excess of the cash coupon on such convertible Indebtedness.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Guarantee” means, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, Equity Interests or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lesser of (y) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (z) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty” means the Guaranty made by each Initial Guarantor (including the Parent) on the Effective Date (and thereafter joined in by any Subsidiary Guarantor or Parent Subsidiary Guarantor pursuant to a Joinder Agreement) in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit C, as the same may be modified and in effect from time to time.

“Guarantors” means, collectively on a joint and several basis, (i) the Parent, (ii) each Parent Subsidiary Guarantor and (iii) each Subsidiary Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Implied Loan Amount” means, as of any date of determination and without duplication, an amount equal to the sum of (x) the aggregate Credit Exposure of all of the Lenders as of such date of determination plus (y) the aggregate unsecured Indebtedness of the Consolidated Group that would result, on a pro forma basis, in a Borrowing Base Interest Coverage Ratio as of such date of determination equal to 1.65 to 1.0.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, either (i) not past due for more than one hundred and eighty (180) days or (ii) being contested in good faith by appropriate proceedings diligently conducted);

(d) Capital Lease Obligations;

(e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest (excluding perpetual preferred Equity Interests) in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus (without duplication and only to the extent required to be paid) accrued and unpaid dividends;

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(f) all Guarantees of such Person in respect of any of the foregoing;

(g) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the lesser of (i) the fair market value of the property subject to such Lien and (ii) the aggregate amount of the obligations so secured; and

(h) for purposes of clause (g) of Article VII only, all obligations of such Person under Swap Contracts.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease Obligations on any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. All Loans and the aggregate LC Exposure shall constitute Indebtedness of the Borrower.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Initial Guarantors” means those Persons set forth on Schedule 1.01.

“Initial Maturity Date” means September 23, 2017.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Subsidiary” means a Wholly-Owned Subsidiary of the Borrower that indirectly owns or leases an Eligible Property through its ownership of all or any portion of the Equity Interests of a Borrowing Base Entity.

“Investment” means, for any Person: (a) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (b) any purchase by that Person of a Real Property or the purchase

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of assets of another Person that constitute a business unit, (c) any loan (other than loans to employees), advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. “Investment” shall not include any promissory notes or other consideration paid to it or by a tenant in connection with leasing activities. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Grade Tenant” means (a) a tenant with a long term senior unsecured debt rating of Baa1 or better as rated by Moody’s (or an equivalent shadow rating using Moody’s ratings grid) or BBB- or better as rated by S&P (it being understood that in the event there is a discrepancy between the Moody’s rating and the S&P rating, the higher of the two ratings will be utilized) or (b) a tenant that is a subsidiary of an entity that meets such ratings requirement provided that such entity has guaranteed such tenant’s obligations under the applicable lease, which guaranty is reasonably acceptable in form and substance to the Administrative Agent.

“IP Rights” has the meaning assigned to such term in Section 3.18.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit F hereto.

“Joint Fee Letter” means the letter agreement Re: Amended and Restated Fee Letter, dated as of the date hereof, among JPMorgan Chase Bank, N.A., Regions Bank, the Arrangers and Borrower, as the same may be modified and in effect from time to time.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lease” means each existing or future lease, sublease (to the extent of any Borrowing Base Entity’s rights thereunder), license, or other agreement (other than an Approved Ground Lease) under the terms of which any Person has or acquires any right to occupy or use any Borrowing Base Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary or is Controlled by such Person.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

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“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 or LIBOR02 Pages (or on any successor or substitute page) on such screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in dollars in the London interbank market with a maturity comparable to such Interest Period. In the event that such rate does not appear on such page (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates for deposits in dollars in the London, or any other suitable, interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which deposits in such dollars of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement (including without limitation, schedules and exhibits thereto), the Notes, the Guaranty, the Letter of Credit documents, the Security Documents, any letter agreements with respect to fees payable to the Arrangers, the Administrative Agent and/or the Lenders and any agreements entered into in connection therewith, including amendments, modifications or supplements thereto or waivers thereof .

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Marketable Securities” shall mean (a) marketable securities listed and freely tradable on one of the major United States exchanges and (b) commercial paper not constituting Cash Equivalents.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their material obligations under this Agreement or the other Loan Documents or (c) the material rights and remedies available to the Lenders under the Loan Documents.

“Material Environmental Event” means, with respect to any Borrowing Base Property, (a) a violation of any Environmental Law with respect to such Borrowing Base Property, or (b) the presence of any Hazardous Materials on, about, or under such Borrowing Base Property that, under or pursuant to any Environmental Law, would require remediation, if in the case of either (a) or (b), such event or circumstance could reasonably be expected to have a Material Property Event.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Contracts, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Contract at any time shall be Swap Termination Value of such Swap Contract at such time.

“Material Property Event” means, with respect to any Borrowing Base Property, the occurrence of any event or circumstance occurring or arising after the date of this Agreement that could reasonably be expected to have a (a) material adverse effect with respect to the financial condition or the operations of such Borrowing Base Property, (b) material adverse effect on the Borrowing Base Asset Value attributable to such Borrowing Base Property, or (c) material adverse effect on the ownership of such Borrowing Base Property.

“Material Title Defects” means, with respect to any Borrowing Base Property (including any Eligible Property proposed to be included in the Borrowing Base), defects, Liens (other than Liens for local real estate taxes and similar local governmental charges), and other encumbrances in the nature of easements, servitudes, restrictions, and rights-of-way that would customarily be deemed unacceptable title exceptions for a prudent lender (i.e., a prudent lender would reasonably

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determine that such exceptions, individually or in the aggregate, materially impair the value or operations of such Borrowing Base Property (or Eligible Property), would prevent such Borrowing Base Property (or Eligible Property) from being used in the manner in which it is currently being used, or would result in a violation of any Law which would have a material and adverse effect on such Borrowing Base Property (or Eligible Property)); provided that, with respect to the Borrowing Base Properties listed on Schedule 2.05 as of the date of this Agreement, Material Title Defects shall not include any Liens or other encumbrances that existed as of the date of this Agreement and that are listed on Schedule 6.01.

“Maturity Date” means the later to occur of (a) the Initial Maturity Date; and (b) to the extent maturity is extended pursuant to Section 2.09(d), the Extended Maturity Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Loan Amount” means, from time to time, the lesser of (a) the aggregate of all Commitments, as such Commitments may be reduced at the Borrower’s option pursuant to Section 2.09 and (b) the Borrowing Base.

“Measuring Period” means the Fiscal Quarter most recently ended, annualized.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan described in Section 4001(a)(3) of ERISA, to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two (2) or more contributing sponsors (including the Parent or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“NOI” means, with respect to any Real Property for any period, property rental and other income (as determined by GAAP) attributable to such Real Property accruing for such period (adjusted to eliminate the straight lining of rents and for amortization of intangible lease assets) minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Real Property for such period, including, without limitation, actual management fees payable with respect thereto and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of the Borrower or the Guarantors, any interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.

“Non-Borrowing Base Property” means each Real Property owned or leased directly and indirectly by a subsidiary of the Borrower that does not constitute a Borrowing Base Property.

“Non-Borrowing Base Property Owners” means, collectively, each direct and indirect subsidiary of the Borrower that does not own an interest in a Borrowing Base Property.

“Non-Recourse Indebtedness” means any Indebtedness: (a) under the terms of which the payee’s remedies upon the occurrence of any event of default are limited to specific, identified assets of the payor which secure such Indebtedness and (b) for the repayment of which the payor has no personal liability beyond the loss of such specified assets, except for Customary Recourse Exceptions. For the avoidance of doubt, if any Indebtedness is partially guaranteed, then the portion of such Indebtedness that is not so guaranteed shall constitute Non-Recourse Indebtedness if it otherwise satisfies the requirements of this definition.

“Notes” means the promissory notes provided for in Section 2.10(e)(i) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and in effect from time to time.

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“Obligations” means all obligations, liabilities and indebtedness of every nature of the Loan Parties, from time to time owing to the Administrative Agent, the Issuing Bank or any Lender under or in connection with this Agreement or any other Loan Document to which it is a party, including principal, interest, fees (including fees of counsel), and expenses whether now or hereafter existing under the Loan Documents.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Occupancy Rate” means, for any Real Property, the percentage of the rentable area of such Real Property leased and occupied by bona fide tenants of such Real Property pursuant to bona fide tenant leases, in each case, which tenants are not more than 90 days past due in the payment of all rent or other similar payments due under such leases.

“Organizational Documents” means: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, (b) for any partnership, the partnership agreement, any certificate of formation, and any other instrument or agreement pursuant to which such partnership is formed, (c) for any limited liability company, the operating agreement, any articles of organization or formation, and any other instrument or agreement pursuant to which such limited liability company is formed, and (d) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries, or pursuant to which such trust is formed.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Ownership Share” means, with respect to any subsidiary of a Person (other than a wholly-owned subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such subsidiary or Unconsolidated Affiliate.

“Parent” means American Realty Capital Trust V, Inc., a Maryland corporation.

“Parent Subsidiary Guarantor” has the meaning assigned to such term in Section 2.05(j).

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Parties” means the Borrower or any of its affiliates.

“Patriot Act” shall have the meaning assigned to such term in Section 3.24(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the

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effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Distributions” means (a) for the Parent for any fiscal year of the Parent, Restricted Payments in an amount not to exceed in the aggregate the greater of (i) the then applicable FFO Percentage of Funds From Operations of the Parent, and (ii) the amount of distributions required to be paid by the Parent in order for the Parent to qualify as a “real estate investment trust” in accordance with Section 856 of the Code, and (b) for the Borrower for any fiscal year of the Borrower, Restricted Payments in an amount not to exceed in the aggregate the greater of (i) the then applicable FFO Percentage of Funds From Operations of the Borrower and its subsidiaries, and (ii) the amount of distributions required to be paid by the Borrower directly to the Parent, or indirectly to the Parent via a distribution to a Wholly–Owned Subsidiary of the Parent, in order for the Parent to qualify as a “real estate investment trust” in accordance with Section 856 of the Code.

“Permitted Encumbrances” means Liens that are not prohibited by Section 6.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Parent or any ERISA Affiliate or any such Plan to which the Parent or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pledge Agreement” means a Pledge Agreement, substantially in the form of Exhibit H, executed and delivered to the Administrative Agent by the Borrower or a Subsidiary, as the same shall be modified and in effect from time to time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.05(c).

“Property Information” has the meaning assigned to such term in Section 2.05(b).

“Qualifying Unencumbered Asset” means, as of any date, any Real Property that is not, and Equity Interests in the Subsidiary that owns or leases such Real Property are not, (a) subject to a Negative Pledge in favor of any Person (other than the Administrative Agent (on behalf of the Lenders)) and (b) subject to any Lien to secure all or any portion of any Indebtedness for borrowed money (other than a Lien in favor of the Administrative Agent (on behalf of the Lenders) and any Permitted Encumbrances). In addition, if a Subsidiary owning or leasing such Real Property (or any other Subsidiary which is a direct or indirect Equity Interest holder in such Subsidiary) shall commence any proceeding under any bankruptcy, insolvency or similar law, or any such involuntary case shall be commenced against it and shall remain undismissed and unstayed for a period of sixty (60) days, then, simultaneously with the occurrence of such conditions, such Real Property shall no longer constitute a Qualifying Unencumbered Asset.

“Quarterly Date” means the third Business Day following the last day of each calendar quarter in each year, the first of which shall be the first such day after the date hereof.

“Real Estate Taxes” means all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions and vault charges, now or hereafter levied or assessed or imposed against all or part of the Borrowing Base Properties and the Non-Borrowing Base Properties, and all payments due under any applicable payment in lieu of taxes (PILOT) or fee in lieu of taxes (FILOT) agreements or other similar arrangements with a Governmental Authority requiring payments in lieu of taxes from any Borrower Group Entities.

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“Real Property” means each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by one of the Borrower Group Entities.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Recourse Indebtedness” means Indebtedness that is not Non-Recourse Indebtedness; provided that personal recourse for Customary Recourse Exceptions shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness.

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release Conditions” means that, after giving effect to any requested release of a Borrowing Base Property, (i) there shall be at least twenty (20) Borrowing Base Properties, and (ii) the Borrowing Base Asset Value shall be at least $100,000,000.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Credit Exposures and unused Commitments at such time; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Lenders” shall in no event mean less than two Lenders unless only two Lenders are party to this Agreement and one of such Lenders is a Defaulting Lender and (iii) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any subsidiary of the Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent or any option, warrant or other right to acquire any such Equity Interests in the Parent.

“S&P” means Standard & Poor’s.

“Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) and (b) any sanctions measures imposed by the United Nations Security Council, European Union or the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Documents” means, collectively, each Pledge Agreement and all Uniform Commercial Code financing statements required by such Pledge Agreement to be filed with respect to the security interests in assets created pursuant to such Pledge Agreement.

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“Seismic Report” means, with respect to a Real Property, a seismic assessment for such Real Property (in form and substance reasonably acceptable to the Administrative Agent) commissioned by the Borrower and either addressed to the Administrative Agent or in respect of which the Administrative Agent has received a reliance letter in form and substance reasonably acceptable to the Administrative Agent (it being agreed that such reliance letter need not re-date any statement made in such seismic assessment), prepared by a qualified firm reasonably acceptable to the Administrative Agent, it being agreed that the Seismic Report in the form of the template approved by the Administrative Agent on or prior to the Effective Date is acceptable to the Administrative Agent.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Creditor” shall have the meaning given such term in Section 5.15(a).

“Subordinated Debt” shall have the meaning given such term in Section 5.15(a).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Borrowing Base Entity and each Intermediate Subsidiary; provided that Subsidiary Guarantors may be released as such as provided in Section 2.05(h), and Subsidiaries shall be added as Subsidiary Guarantors pursuant to Joinder Agreements delivered pursuant to Section 2.05(e)(i).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

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“Swingline Lender” means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.22.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer Transaction” shall have the meaning assigned to such term in Section 5.10.

“Total Asset Value” means, as of any date of determination, the sum of (a) Consolidated Group’s pro rata share of NOI for the fiscal quarter most recently ended on or prior to such date of determination, multiplied by four, and divided by the Capitalization Rate (excluding the Consolidated Group’s pro rata share of the NOI for any Real Property not owned or leased for the entire fiscal quarter most recently ended on or prior to such date of determination), (b) the acquisition price paid for any Real Property acquired during the fiscal quarter most recently ended on or prior to such date of determination and owned or leased as of the last day of such fiscal quarter, (c) Cash and Cash Equivalents as of the end of the fiscal quarter most recently ended on or prior to such date of determination, (d) vacant land owned or leased as of the last day of the fiscal quarter most recently ended on or prior to such date of determination, at cost, (e) mortgage notes receivable at GAAP as of the last day of the fiscal quarter most recently ended on or prior to such date of determination, (f) Construction In Progress owned or leased as of the last day of the fiscal quarter most recently ended on or prior to such date of determination, at cost and (g) the aggregate amount of Investments permitted pursuant to Section 6.02(f), (k) or (p) and, without duplication, pursuant to Section 6.02(b) to the extent any such Investment pursuant to Section 6.02(b) is of the type also permitted pursuant to Section 6.02(f), (k) or (p). The Borrower’s Ownership Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (c)) will be included in the calculation of Total Asset Value consistent with the above described treatment for wholly owned assets.

“Total Funded Debt” means, as of any date, Consolidated Total Debt excluding intracompany Indebtedness, deferred income taxes, security deposits, accounts payable and accrued liabilities, and any prepaid rents, in each case determined in accordance with GAAP.

“Total Unencumbered Asset Value” means, as of any date of determination, the sum of (a) for all Qualifying Unencumbered Assets, Consolidated Group’s pro rata share of NOI for the fiscal quarter most recently ended on or prior to such date of determination, multiplied by four, and divided by the Capitalization Rate (excluding the Consolidated Group’s pro rata share of the NOI for any Qualifying Unencumbered Asset not owned or leased for the entire fiscal quarter most recently ended on or prior to such date of determination), (b) the acquisition price paid for any Qualifying Unencumbered Asset acquired during the fiscal quarter most recently ended on or prior to such date of determination and owned or leased as of the last day of such fiscal quarter, (c) Cash and Cash Equivalents as of the end of the fiscal quarter most recently ended on or prior to such date of determination, (d) vacant land that is a Qualifying Unencumbered Asset and is owned or leased as of the last day of the fiscal quarter most recently ended on or prior to such date of determination, at cost, (e) mortgage notes receivable at GAAP as of the last day of the fiscal quarter most recently ended on or prior to such date of determination, (f) Construction In Progress to the extent they are Qualifying Unencumbered Assets and are owned or leased as of the last day of the fiscal quarter most recently ended on or prior to such date of determination, at cost and (g) the aggregate amount of Investments permitted pursuant to Section 6.02(f), (k) or (p) and, without duplication, pursuant to Section 6.02(b) to the extent any such Investment pursuant to Section 6.02(b) is of the type also permitted pursuant to Section 6.02(f), (k) or (p); in the case of each of clauses (c), (e) and (g), to the extent not (i) subject to a Negative Pledge in favor of any Person (other than the Administrative Agent (on behalf of the Lenders)) and (ii) subject to any Lien to secure all or any portion of any Indebtedness for borrowed money (other than a Lien in favor of the Administrative Agent (on behalf of the Lenders) and any Permitted Encumbrances). The Borrower’s Ownership Share of Qualifying Unencumbered Assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (c)) will be included in the calculation of Total Unencumbered Asset Value consistent with the above described treatment for wholly-owned assets.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the other Loan Documents, the borrowing of Loans and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

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“Unconsolidated Affiliate” means any Person in which a Borrower Group Entity has an Equity Interest and whose financial results would not be consolidated under GAAP with the financial results of the Parent on the consolidated financial statements of the Parent.

“Unencumbered Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) the Unencumbered Net Operating Income for the Measuring Period immediately preceding such date of determination to (b) the Unencumbered DSCR Debt Service for such Measuring Period.

“Unencumbered DSCR Debt Service” means, as of any date of determination, an amount equal to the constant monthly debt service payments of principal plus interest that would be paid for a Measuring Period, if such debt service payments were calculated so as to fully amortize, over a term of thirty (30) years commencing as of the date of such calculation, a loan in an amount equal to the average daily amount of the aggregate outstanding principal balance of the Loans during such Measuring Period, assuming such amount were to bear interest at a fixed interest rate equal to the greater of (i) United States Federal Reserve Statistical Release (H.15) for ten (10) year Treasury Constant Maturities having maturities as close as possible to ten (10) years from the date of such calculation, plus three percent (3.00%) per annum and (ii) seven percent (7.00%) per annum. All of such calculations shall be subject to approval by the Administrative Agent.

“Unencumbered Net Operating Income” means, for any Measuring Period, the sum of (a) aggregate NOI for Qualifying Unencumbered Assets for such Measuring Period and (b) in the case of any Qualifying Unencumbered Asset that was owned or leased as of the last day of such Measuring Period by a Subsidiary Guarantor, but not so owned or leased for the full Measuring Period, the additional amount of NOI that would have been earned if such Qualifying Unencumbered Asset had been so owned for the full Measuring Period.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” means, with respect to any Person, any subsidiary of such Person in which 100% of the Equity Interest in such subsidiary is held directly or indirectly by such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such

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purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, any Parent Subsidiary Guarantor, the Borrower or any Subsidiary at “fair value”, as defined therein.

ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Credit Exposures exceeding the Maximum Loan Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $250,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Maximum Loan Amount or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of three (3) Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request (a) in the case of a Eurocurrency Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Chicago time, on the date of the proposed Borrowing; provided that Swingline Loans shall be made as provided in Section 2.22. Each such Borrowing Request shall be irrevocable and shall be made by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form reasonably acceptable to the Administrative Agent (it being agreed that any Borrowing Request in a form previously approved by the Administrative Agent shall be reasonable acceptable to the Administrative Agent). Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

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(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 [Intentionally Omitted]

Section 2.05 Borrowing Base Properties.

(a) Initial Borrowing Base Properties. The Real Properties identified on Schedule 2.05 shall, on the Effective Date, be Borrowing Base Properties.

(b) Request to Include Additional Borrowing Base Properties. The Borrower shall provide Administrative Agent with a written request for an Eligible Property to be included in the calculation of the Borrowing Base. Such request shall be accompanied by the following information regarding such Eligible Property (the “Property Information”), in each case reasonably acceptable to Administrative Agent:

(i) a general description of such Eligible Property’s location, market, and amenities;

(ii) a property description of such Eligible Property;

(iii) the following documents and information with respect to such Eligible Property:

(1) (A) if such Eligible Property is held pursuant to an Approved Ground Lease, true and correct copies of such Approved Ground Lease and any Guarantees thereof; and (B) to the extent required by the Administrative Agent in its reasonable discretion, recognition agreements and estoppel certificates executed by the lessor under such Approved Ground Lease, in form and content reasonably satisfactory to the Administrative Agent;

(2) a true and correct rent roll for such Acceptable Property; and

(3) a current property condition report performed by an engineer reasonably satisfactory to Administrative Agent;

(iv) a Borrowing Base Report setting forth in reasonable detail the calculations required to establish the amount of the Borrowing Base with such Eligible Property included in the calculation of the Borrowing Base;

(v) a Compliance Certificate setting forth in reasonable detail the calculations required to show that the Parent and the Borrower will be in compliance with Sections 2.05(i) and 6.16 of this Agreement with such Eligible Property included the calculation of the Borrowing Base; and

(vi) such other customary information reasonably requested by the Administrative Agent as shall be necessary in order for the Administrative Agent to determine whether such Eligible Property is eligible to be a Borrowing Base Property.

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(c) Eligibilty. In order for an Eligible Property to be eligible for inclusion in the Borrowing Base, the following must be satisfied, unless otherwise approved by the Required Lenders:

(i) all Property Information with respect to such Eligible Property shall be reasonably acceptable to Administrative Agent;

(ii) no Material Title Defect with respect to such Eligible Property shall exist;

(iii) such Eligible Property shall have reasonably satisfactory access to public utilities;

(iv) the admission of such Eligible Property into the Borrowing Base shall not breach any obligation of the Borrower under any Contractual Obligation;

(v) the Acceptable Environmental Report with respect to such Eligible Property shall not reveal any Material Environmental Event; and

(vi) the property condition report with respect to such Eligible Property shall not reveal any material defects.

(d) Approval of Borrowing Base Properties. Each Eligible Property shall be subject to the Administrative Agent’s approval for admission into the Borrowing Base.

(e) Admission of Borrowing Base Properties into Borrowing Base. An Eligible Property shall not be admitted into the Borrowing Base until the following have been satisfied:

(i) the Borrower shall have delivered, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, (A) a Joinder Agreement duly executed by each Wholly-Owned Subsidiary of the Borrower that will directly or indirectly own or lease such Eligible Property, whereby such Wholly-Owned Subsidiary would become a Subsidiary Guarantor; (B) the items that would have been delivered under Section 4.01(g) if such Wholly-Owned Subsidiary had been a Loan Party on the Effective Date and assuming that such Eligible Property is a Borrowing Base Property as of the effective date of the Joinder Agreement executed by such Wholly-Owned Subsidiary, (C) all documentation and other information that the Administrative Agent or any Lender (through the Administrative Agent) reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, and (D) such updates to the Schedules attached hereto as would be required to reflect the addition of such Eligible Property as a Borrowing Base Property or the addition of such Wholly-Owned Subsidiary as a Subsidiary Guarantor;

(ii) the Borrower shall have delivered, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, (A) a Pledge Agreement made by the Borrower (or a supplement to the Pledge Agreement made by the Borrower (in accordance with Section 5.1 of such Pledge Agreement) if such Pledge Agreement has been previously entered into), duly executed by the Borrower pursuant to which it shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of its ownership interest in each Wholly-Owned Subsidiary of the Borrower that will directly or indirectly own or lease such Eligible Property, (B) a Pledge Agreement, duly executed by each Intermediate Subsidiary in respect of such Eligible Property pursuant to which such Intermediate Subsidiary shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of its ownership interest in its Subsidiary that will directly or indirectly own or lease such Eligible Property, and (C) any and all related Security Documents;

(iii) in connection with the execution of the Pledge Agreement described in clause (A) of Section 2.05(e)(ii) (but not any supplement thereto in accordance with Section 5.1 of the Pledge Agreement), the Borrower shall have delivered, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the date of such Pledge Agreement) of Duane Morris LLP, counsel for the Borrower, relating to the Pledge Agreement and the Security Documents, as the Administrative Agent shall reasonably request; and

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(iv) the Borrower shall have delivered to Administrative Agent all of the Property Information listed in Section 2.05(b)(iii).

(f) Notice of Admission of New Borrowing Base Properties. If, after the date of this Agreement, an Eligible Property meets all the requirements to be included in the Borrowing Base set forth in this Section 2.05, then the Administrative Agent shall notify the Borrower and the Lenders in writing (i) that such Eligible Property is admitted into the Borrowing Base, and (ii) of any changes to the Borrowing Base as a result of the admission of such Eligible Property into the Borrowing Base.

(g) Exclusion Events. Each of the following events shall be an “Exclusion Event” with respect to a Borrowing Base Property:

(i) a Material Environmental Event shall exist in respect of such Borrowing Base Property, regardless of the time when such Material Environmental Event arose, which the Administrative Agent determines, acting reasonably and in good faith, materially impairs the Borrowing Base Asset Value or marketability of such Borrowing Base Property;

(ii) the Administrative Agent determines that such Borrowing Base Property has suffered a Material Property Event after the date such Real Property was admitted into the Borrowing Base (or in the case of an uninsured casualty, in respect of such Borrowing Base Property, is reasonably likely to become a Material Property Event) which Administrative Agent determines, acting reasonably and in good faith, materially impairs the Borrowing Base Asset Value or marketability of such Borrowing Base Property;

(iii) (i) any default by any Borrowing Base Entity, as tenant under any Approved Ground Lease in respect of such Borrowing Base Property, in the observance or performance of any material term, covenant, or condition of such Approved Ground Lease on the part of such Borrowing Base Entity to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or (ii) the leasehold estate created by any Approved Ground Lease in respect of such Borrowing Base Property shall be surrendered or (iii) any Approved Ground Lease in respect of such Borrowing Base Property shall cease to be in full force and effect or (iv) any Approved Ground Lease in respect of such Borrowing Base Property shall be terminated or canceled for any reason or under any circumstances whatsoever, or any of the material terms, covenants or conditions of any Approved Ground Lease in respect of such Borrowing Base Property shall be modified, changed, supplemented, altered, or amended in any manner not otherwise permitted hereunder without the consent of the Administrative Agent;

(iv) the improvements on such Borrowing Base Property have been damaged (ordinary wear and tear excepted) and not repaired or are the subject of any pending or, to the Borrower’s knowledge, threatened Condemnation or adverse zoning proceeding, except as could not reasonably be expected to cause a Material Property Event; and

(v) any Borrowing Base Property that is a Dark Property continues to be a Dark Property on the date that is one hundred eighty (180) days after such Borrowing Base Property first became a Dark Property.

After the occurrence of any Exclusion Event, the Administrative Agent, at the direction of Required Lenders in their sole discretion, shall have the right at any time and from time to time to notify the Borrower (the “Exclusion Notice”) that, effective ten (10) Business Days after the giving of such notice and for so long as such circumstance exists, the Borrowing Base Property subject to the Exclusion Event shall no longer be considered a Borrowing Base Property for purposes of determining the Borrowing Base. Borrowing Base Properties which have been subject to an Exclusion Event may, at the Borrower’s request, be released from the Borrowing Base; provided that such release shall be subject to the conditions for release set forth in Section 2.05(h).

If the Administrative Agent delivers an Exclusion Notice in respect of a Borrowing Base Property and the Exclusion Event identified in such Exclusion Notice no longer exists, then the Borrower may give the Administrative Agent written notice thereof (together with reasonably detailed evidence of the cure of such condition) and such Borrowing Base Property shall, effective with the delivery by the Borrower of the next Borrowing Base Report, be considered a Borrowing Base Property for purposes of calculating the Borrowing Base as long as such Borrowing Base Property meets all the requirements to be included in the Borrowing Base set forth in this Section 2.05. Any Real Property that is excluded from the Borrowing Base pursuant to this

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Section 2.05(g) may subsequently be reinstated as a Borrowing Base Property, even if an Exclusion Event exists, upon such terms and conditions as Required Lenders may approve.

(h) Release of Borrowing Base Properties. The Borrower shall provide the Administrative Agent with no less than five (5) Business Days written notice of any proposed sale, refinancing or other permanent disposition of any Borrowing Base Property, and in connection therewith, the Administrative Agent shall release such Borrowing Base Property from the Borrowing Base and, where appropriate, release the Borrowing Base Entity that owns or leases such Borrowing Base Property, and any Intermediate Subsidiary that owns an Equity Interest in such Borrowing Base Entity, from the Subsidiary Guaranty (unless such Borrowing Base Entity or Intermediate Subsidiary also directly or indirectly owns or leases another Real Property that will remain a Borrowing Base Property) and release from the Lien under the applicable Pledge Agreement the Equity Interests in the Borrowing Base Entity that owns or leases such Borrowing Base Property, and any Intermediate Subsidiary that owns an Equity Interest in such Borrowing Base Entity (unless such Borrowing Base Entity or Intermediate Subsidiary also directly or indirectly owns or leases another Real Property that will remain a Borrowing Base Property); provided that no Default exists before and after giving effect thereto (other than Defaults solely with respect to such Borrowing Base Property that would no longer exist after giving effect to the release of such Borrowing Base Property from the Borrowing Base) and the Release Conditions shall be satisfied; provided, further, that Administrative Agent shall have no obligation to release any such Borrowing Base Property or the obligations of such Borrowing Base Entity or Intermediate Subsidiary under the Subsidiary Guaranty without a Borrowing Base Report setting forth in reasonable detail the calculations required to establish the amount of the Borrowing Base without such Borrowing Base Property and a Compliance Certificate setting forth in reasonable detail the calculations required to show that the Parent and the Borrower are in compliance with the terms of Sections 2.05(i) and 6.16 of this Agreement without the inclusion of such Borrowing Base Property in the calculation of the Borrowing Base, in each case as of the date of such release and after giving effect to any such release. Upon a release of a Borrowing Base Property as aforesaid, (A) Schedule 2.05 shall be immediately amended to remove such Real Property from the list of Borrowing Base Properties, and such Real Property shall no longer be considered a “Borrowing Base Property” for purposes of this Agreement or the other Loan Documents; and (B) the Borrowing Base Entity that owns or leases such Borrowing Base Property, and any Intermediate Subsidiary that owns an Equity Interest in such Borrowing Base Entity, shall no longer be a Subsidiary Guarantor hereunder (unless such Borrowing Base Entity or Intermediate Subsidiary also directly or indirectly owns or leases another Real Property that will remain a Borrowing Base Property) and Schedule 1.01 shall be amended if necessary to reflect the removal of such Subsidiary as a Subsidiary Guarantor.

(i) Borrowing Base Concentration Limits. The Borrowing Base Properties shall at all times be subject to the following concentration limits (collectively, the “Concentration Limits”):

(i) the amount of the Borrowing Base Asset Value attributable to any single Borrowing Base Property shall not exceed twenty percent (20%) of the Borrowing Base Asset Value;

(ii) the amount of the Borrowing Base Asset Value attributable to Borrowing Base Properties subject to Approved Ground Leases shall not exceed twenty percent (20%) of the Borrowing Base Asset Value;

(iii) the amount of the Borrowing Base Asset Value attributable to Borrowing Base Properties occupied by the same tenant and/or its Affiliates shall not exceed twenty percent (20%) of the Borrowing Base Asset Value of all Borrowing Base Properties;

(iv) at least forty percent (40%) of the Borrowing Base Asset Value shall be attributable to leases with Investment Grade Tenants at the Borrowing Base Properties; and

(v) the Borrowing Base Asset Value attributable to Borrowing Base Properties that are Dark Properties shall not exceed five percent (5%) of the Borrowing Base Asset Value.

(j) Additional Direct and Indirect Owners in the Borrower. If any Wholly-Owned Subsidiary of the Parent acquires a direct or indirect interest in the Borrower (each, a “Parent Subsidiary Guarantor”) on or after the date hereof, then substantially concurrently with such acquisition the Borrower shall deliver, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, (A) a Joinder Agreement duly executed by such Parent Subsidiary Guarantor; (B) the items that would have been delivered under Sections 4.01(g) if such Parent Subsidiary Guarantor had been a Loan Party on the Effective Date, and (C) all documentation and other information that the Administrative Agent or any Lender (through the Administrative

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Agent) reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations.

Section 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent, the Issuing Bank and the Borrower, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days, or such shorter time period acceptable to the Issuing Bank in its sole discretion) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. Without limiting anything in Article IV, a Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000 and (ii) the sum of the aggregate Credit Exposure of all of the Lender shall not exceed the Maximum Loan Amount.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension which renewals or extensions, subject to clause (ii) hereof, may be automatic pursuant to the terms of such Letter of Credit so long as the Issuing Bank shall have the right to prevent such renewal or extension at least once in each twelve month period) and (ii) the date that is five Business Days prior to the Maturity Date. Notwithstanding the foregoing, a Letter of Credit may have an expiration date that is not more than twelve (12) months after the Maturity Date so long as (x) the Borrower shall provide cash collateral to the Administrative Agent in an amount equal to the LC Exposure pursuant to and in accordance with Section 2.06(j) with respect to such Letters of Credit on or prior to the date that is five Business Days prior to the Maturity Date, (y) the obligations of the Borrower under this Section 2.06 in respect of such Letters of Credit shall survive the Maturity Date and shall remain in effect until no such Letters of Credit remain outstanding and (z) each Lender shall remain obligated hereunder, to the extent any such cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to the Borrower by the Administrative Agent after the Maturity Date until no such Letters of Credit remain outstanding.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, in the absence of the Borrower’s notification to the Administrative Agent of its intent to make such reimbursement, the Borrower, subject to the conditions to borrowing set forth herein, shall be deemed to have requested in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount (and the Borrower shall be deemed to represent and warrant as to the matters specified in paragraphs (a) and (b) of Section 4.02) and the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower notifies the Administrative Agent of its intent to make such reimbursement and fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall be deemed an ABR Borrowing hereunder that was requested by the Borrower (and the Borrower is deemed to have authorized the Administrative Agent to request such Borrowing on its behalf and the Borrower shall be deemed to represent and warrant as to the matters specified in paragraphs (a) and (b) of Section 4.02) unless an ABR Borrowing is not permitted to be made pursuant to Section 4.02, in which case such payment shall not constitute a Borrowing and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the

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Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement which is not reimbursed with an ABR Borrowing in accordance with the terms hereof, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, within one (1) Business Day after the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) the Borrower is required to provide cash collateral for LC Exposure pursuant to Section 2.11(b), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.22. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

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(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which shall not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made by hand delivery, e-mail or telecopy to the Administrative Agent of a written Interest Election Request in a form reasonable acceptable to the Administrative Agent (it being agreed that any Interest Election Request in a form previously approved by the Administrative Agent shall be reasonably acceptable) and signed by the Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (A) no outstanding Borrowing by any Borrower may be converted to or continued as a Eurocurrency Borrowing and (B) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

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Section 2.09 Termination, Reduction and Extension of Commitments.

(a) Scheduled Termination and Reduction. Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) Voluntary Termination or Reduction. The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $15,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Credit Exposures would exceed the total Commitments.

(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days (or such later date as is acceptable to the Administrative Agent in its sole discretion) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower if such condition is not satisfied or the effective date of such notice may be extended by the Borrower for no more than ten (10) days if such condition is delayed (by notice to the Administrative Agent on or prior to the specified effective date). Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) Extension of Maturity Date. Subject to the provisions of this Section 2.09(d), the Borrower shall have one (1) one-year option to extend the Initial Maturity Date to September 23, 2018 (the “Extended Maturity Date”), subject to the satisfaction of each of the following conditions:

(i) The Borrower shall notify the Administrative Agent of the exercise of the extension option at least 30 days, but not more than 120 days, prior to the Initial Maturity Date;

(ii) No Default or Event of Default shall have occurred and be continuing on the Initial Maturity Date and after giving effect to the extension;

(iii) [reserved];

(iv) The aggregate Credit Exposure of all of the Lenders shall be less than or equal to the Maximum Loan Amount;

(v) The Borrower shall, on the Initial Maturity Date, pay to the Administrative Agent (for the pro rata benefit of the Lenders based on their respective Commitments on such date) an extension fee equal to (A) 20.0 basis points multiplied by (B) the aggregate amount of all Commitments as of such date (whether funded or unfunded) and shall have paid all other outstanding fees, expenses or other amounts that are then due and invoiced reasonably in advance of the Initial Maturity Date and for which the Borrower is responsible hereunder;

(vi) The Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the Initial Maturity Date signed by an officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension;

(vii) At the time of the exercise of the extension hereunder, the Borrower shall have delivered (A) a Compliance Certificate demonstrating that the Borrower is in compliance with the covenants set forth in Sections 2.05(i) and 6.16 as of the end of the most recent Measuring Period ending at least forty-five days prior to Initial Maturity Date and (B) a certificate of a Financial Officer certifying that such officer has no knowledge of any change since the end of such Measuring Period that would cause the Borrower to not be in compliance with the covenants set forth in Sections 2.05(i) or 6.16; and

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(viii) The Borrower and the Guarantors shall deliver to the Administrative Agent a reaffirmation of their respective obligations under the Loan Documents (after giving effect to the extension), which reaffirmation shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date and (ii) the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding; provided, further that, unless repaid by the Borrower, each Swingline Loan not repaid when due in accordance with the foregoing shall be automatically refinanced with an ABR Borrowing in an equivalent amount so long as all conditions precedent to such Borrowing set forth in Section 4.02 are satisfied (and the Borrower shall be deemed to represent and warrant as to the matters specified in paragraphs (a) and (b) of Section 4.02) and the Borrower’s obligation to repay such Swingline Loan shall be discharged and replaced by the resulting ABR Borrowing.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Promissory Notes.

(i) Notes. If requested by any Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit B (provided a separate promissory note of the Borrower shall evidence Swingline Loans), which promissory note shall be delivered by the Borrower promptly following receipt of such request.

(ii) Substitution, Exchange and Subdivision of Notes. No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender’s relevant Commitment, Loans and Note pursuant to Section 9.04 (and, if requested by any Lender in connection with such permitted assignment, the Borrower agrees to so exchange any Note).

(iii) Loss, Theft, Destruction or Mutilation of Notes. In the event of the loss, theft or destruction of any Note, upon the Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of the Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to the Borrower, the Borrower shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.

Section 2.11 Prepayment of Loans.

(a) Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.16), subject to prior notice in accordance with paragraph (c) of this Section.

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(b) Mandatory Prepayments. If, on any day, the aggregate Credit Exposure of all Lenders exceeds the Maximum Loan Amount as of such day for any reason, then the Borrower shall (A) pay such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds and/or (B) provide cover for LC Exposure as specified in Section 2.06(j) in such amounts so that the aggregate Credit Exposure of all Lenders does not exceed the Maximum Loan Amount, in either case, within five (5) Business Days after notice from the Administrative Agent to prepay the Loans and/or cash collateralize the LC Exposure in an aggregate amount equal to such excess.

(c) Manner of Prepayment. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telecopy or e-mail of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, Chicago time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing (including any Swingline Loan), not later than 12:00 noon, Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 or the date of prepayment under such notice may be extended if the effective date of such termination is extended in accordance with Section 2.09 (provided such extension shall be limited as set forth in Section 2.09). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.12 Fees. (a) On each Quarterly Date and on the date on which the Commitments terminate, the Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused facility fee, which shall be equal to the product of (i) the average daily unused amount of the Commitment of such Lender during the calendar quarter immediately preceding the calendar quarter in which such Quarterly Date falls or during the calendar quarter in which such date on which the Commitments terminate falls, as the case may be and (ii) a rate per annum of (x) 0.250% at any time that the aggregate principal unused amount of the total Commitments of all Lenders is greater than fifty percent (50%) of the Maximum Loan Amount or (y) 0.150% at any time that the aggregate principal unused amount of the total Commitments of the Lenders is less than or equal to fifty percent (50%) of the Maximum Loan Amount. All unused facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to (i) the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent, and (ii) each of the Arrangers, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Arrangers in the Joint Fee Letter.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

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Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest in the case of a Eurocurrency Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan (including the Applicable Rate) as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall in be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

(c) the Administrative Agent is advised by a Lender that it has become unlawful for such Lender to honor its obligation to make or maintain Eurocurrency Loans hereunder;

then the Administrative Agent shall give notice thereof to the Borrower by telephone or telecopy, and to the Lenders by Electronic System, as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective (in the case of clause (c) above, only as to the affected Lender), (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing (in the case of clause (c) above, only as to the affected Lender) and (iii) if in accordance with clause (c) above any Lender determines that it is no longer lawful for such Lender or its applicable lending office (subject to Section 2.19(a)) to maintain any existing Eurocurrency Loans, or to continue to charge interest rates based upon the LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to continue Eurocurrency Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and, in such event, all Eurocurrency Loans of such Lender shall be converted to ABR Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

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Section 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that if such increased cost has not yet been incurred by such Lender or such other Recipient (as the case may be) and will be avoided by a prepayment of the Loans, then the Borrower may prepay the Loans in an amount that is sufficient to avoid the incurrence of such cost so long as such prepayment is made prior to the incurrence of such cost.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding anything to the contrary in this Section 2.15, a Lender or other Recipient shall not be entitled to compensation pursuant to the foregoing provisions of this Section 2.15 unless such Lender or other Recipient, as the case may be, is imposing such charges or requesting such compensation from borrowers that are subject to similar provisions.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion

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of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17 Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or

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times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the

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Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., Chicago time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 S. Dearborn, 7th Floor, IL1-0010, Chicago Illinois 60603, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement are payable in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

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(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to, 2.06(d) or (e), 2.07(b), 2.18(d), 2.22(c) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to promptly designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, (i) such designation or assignment would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future, (ii) such designation or assignment would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender and (iii) the costs and expenses likely to be incurred by such Lender in connection with such designation or assignment will not exceed the amounts payable pursuant to Sections 2.15 or 2.17 that are sought to be eliminated or reduced. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then, in any such case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the

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restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (D) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12;

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding ;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.06(j) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all unused facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12 with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in

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fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21 Additional Commitments. Borrower shall have the right, at any time prior to the Initial Maturity Date, but in any case not more than three (3) times, to cause the Administrative Agent to increase the total Commitments up to $750,000,000, subject to the following:

(a) Any request for increase in the total Commitments shall be by the Borrower giving written notice (the “Additional Commitment Notice”) to the Administrative Agent ten (10) days (or such shorter period as the Administrative Agent may accept in its reasonable discretion) prior to the date upon which the Borrower shall desire such increase to become effective, and shall set forth (1) the requested amount of the additional commitment (the “Additional Commitment Amount”), which Additional Commitment Amount shall be in the minimum amount of $25,000,000 and an integral multiple of $5,000,000 in excess thereof and (2) such details with respect thereto as are reasonably requested by the Administrative Agent.

(b) The aggregate amount of the Lenders’ Commitments after giving effect to the Additional Commitment Amount shall not exceed $750,000,000.

(c) [reserved]

(d) Upon receipt of the Additional Commitment Notice, the Arrangers shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange for additional lenders with Commitments aggregating up to the Additional Commitment Amount. The Arrangers shall submit a list of additional proposed syndicate members to the Borrower for its review and approval, which approval shall not be unreasonably withheld or delayed; provided that the foregoing shall not be deemed to prohibit the Borrower for submitting to the Arrangers a list of additional proposed syndicate members for their review. If any proposed lenders are approved by the Administrative Agent, the Issuing Bank, the Swingline Lender and the Borrower (such approval, in each case, not to be unreasonably withheld, delayed or conditioned) (it being acknowledged that any existing Lender (other than any Defaulting Lender) shall not require further approval hereunder), such lenders shall become additional Lenders under this Agreement (or, in the case of existing Lenders who are willing to increase their Commitments hereunder, continue as Lenders under this Agreement) in accordance with their respective Commitments at the time such Commitments become effective under this Agreement without the consent of any other Lenders, subject, however, to (i) no Default or Event of Default being in existence at such time, (ii) to the extent any Note is requested by any new or existing Lender, the Borrower issuing such Note to such Lender, (iii) such new and existing Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each such Lender’s pro rata share of outstanding Loans and LC Exposure matches the ratio of its Commitment to the aggregate amount of all Commitments after giving effect to the Additional Commitment Amount, (iv) the Borrower paying to the existing Lenders the amounts payable, if any, to such existing Lenders pursuant to Section 2.16 as a result of the prepayment of any such Loans, (v) the Loan Parties, the new and existing Lenders and the Administrative Agent executing such other documents evidencing the addition of new Lenders hereunder and the adjustment of the Commitments and Loans as shall be reasonably acceptable to the Borrower, the Administrative Agent and the Issuing Bank, (vi) the Borrower paying the Arrangers for the account of each new Lender and each existing Lender that is increasing its Commitment such upfront fees, if any, as shall be agreed to by the Borrower and such Lender (or the Arrangers on behalf of such Lender), (vii) the Borrower paying the Arrangers such fees, if any, as shall be agreed to by the Borrower and the Arrangers prior to the Arrangers commencing their efforts under this paragraph (d) and (viii) the Borrower paying all of the Administrative Agent’s reasonable and documented out-of-pocket expenses in connection with the foregoing.

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(e) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, each Lender hereby authorizes the Administrative Agent (on behalf of the Lenders) to enter into amendments and modifications of this Agreement and the other Loan Documents to the extent necessary to reflect the adjustment of the Commitments and the Loans contemplated by this Section

Section 2.22 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Credit Exposures exceeding the Maximum Loan Amount; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request not later than 1:00 p.m., Chicago time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall be made by hand delivery or telecopy to the Administrative Agent and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 4:00 p.m., Chicago time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., Chicago time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the

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Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) to the extent that failure to do so would not have a Material Adverse Effect.

Section 3.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law.

Section 3.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except for those that have been obtained, taken or made, as the case may be, and those specified herein.

Section 3.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally.

Section 3.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent as of the date thereof and its results of operations for each period covered thereby in accordance with GAAP consistently applied throughout the each period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b) The most recent unaudited consolidated and consolidating balance sheets of the Parent delivered pursuant to Section 5.01(b), and the related consolidated and consolidating statements of income or operations, consolidated shareholders’ equity and cash flows for the fiscal quarter ended on the date thereof (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) The consolidated and consolidating pro forma balance sheets of the Parent as of June 30, 2013, and the related consolidated and consolidating pro forma statements of income for the portion of the fiscal year then ended (the “Pro Forma Financial Statements”), certified by the chief financial officer or treasurer of the Parent, copies of which have been furnished to the Administrative Agent on behalf of each Lender, have been prepared in good faith based upon assumptions believed by the Parent and the Borrower to be reasonable at the time made.

(d) From and after the date of the most recent Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would have a Material Adverse Effect.

Section 3.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of Borrower without independent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower Group Entity or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the Transactions, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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Section 3.07 No Default. No Borrower Group Entity is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Ownership of Property; Liens; Equity Interests. Each Borrowing Base Entity has good record and marketable title in fee simple to, or valid leasehold interests in, all Borrowing Base Properties necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each applicable Borrowing Base Entity has good record and marketable fee simple title to (or, in the case of Approved Ground Leases, a valid leasehold interest in) the Borrowing Base Property owned by such Borrowing Base Entity, subject only to Liens permitted by Section 6.01. All of the outstanding Equity Interests in each Borrowing Base Entity and each Intermediate Subsidiary have been validly issued, are fully paid and nonassessable and are owned directly or indirectly through one or more Intermediate Subsidiaries by the Borrower free and clear of all Liens (other than Liens permitted by Section 6.01).

Section 3.09 Environmental Compliance.

(a) The Borrower Group Entities conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Parent and the Borrower have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the best of Borrower’s knowledge, without independent investigation, and except as otherwise may be disclosed in any Acceptable Environmental Report, or as may be indicated in an environmental report delivered to Administrative Agent and except, in each case, to the extent the same could not reasonably be expected to have a Material Adverse Effect or constitute a Material Environmental Event: (i) no Borrowing Base Property has been used (A) for landfilling, dumping, or other waste or Hazardous Material disposal activities or operations in violation of Environmental Laws, or (B) for generation, storage, use, sale, treatment, processing, or recycling of any Hazardous Material, in violation of Environmental Laws, or for any other use that has resulted in Contamination; (ii) there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on any Real Property; (iii) no Borrower Group Entity has received any written notice of, or has actual knowledge of, any Environmental Claim or any completed, pending, proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on any Real Property or concerning whether any condition, use or activity on any Real Property is in violation of any Environmental Requirement; (iv) the present conditions, uses, and activities on each Real Property do not violate any Environmental Requirement and the use of any Real Property which any Borrower Group Entity (and each tenant and subtenant) makes and intends to make of any Real Property complies and will comply with all applicable Environmental Requirements; (v) no Real Property appears on the National Priorities List, any federal or state “superfund” or “superlien” list, or any other list or database of properties maintained by any local, state, or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material; (vi) no Borrower Group Entity has ever applied for and been denied environmental impairment liability insurance coverage relating to any Real Property; (vii) no Borrower Group Entity has, nor, to the Borrower’s knowledge, have any tenants or subtenants, obtained any permit or authorization to construct, occupy, operate, use, or conduct any activity on any Real Property by reason of any Environmental Requirement; and (viii) to the Borrower’s knowledge, there are no underground or aboveground storage tanks on any Real Property.

(c) Even though a Loan Party may have provided the Administrative Agent with an environmental report or assessment together with other relevant information regarding the environmental condition of the Borrowing Base Properties, the Borrower acknowledges and agrees that the Administrative Agent is not accepting the Borrowing Base Properties hereunder based solely on that report, assessment, or information. Rather the Administrative Agent has relied on the assessments, reports, and representations and warranties of the Borrower in this Agreement and the Administrative Agent is not waiving any of its rights and remedies in the environmental provisions of this Agreement or any other Loan Document.

Section 3.10 Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate.

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Section 3.11 Taxes. The Borrower Group Entities have filed all material Federal, state and other Tax returns and reports required to be filed, and have paid all material Federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or which would not result in a Material Adverse Effect. There is no proposed tax assessment against any Borrower Group Entity that would, if made, have a Material Adverse Effect.

Section 3.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status. The Parent and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would have a Material Adverse Effect.

(c) No ERISA Event has occurred, and neither the Parent nor any ERISA Affiliate is aware of any fact, event or circumstance that would constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most-recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and neither the Parent nor any ERISA Affiliate knows of any facts or circumstances that would cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most-recent valuation date; (iv) neither the Parent nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, in each case, that would result in a liability, individually, or in the aggregate, in excess of $20,000,000.

(d) None of the assets of the Parent, the Borrower or any other Loan Party constitutes or will constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and none of the transactions by or with the Parent, the Borrower or any other Loan Party are or will be subject to state statutes applicable to the Parent, the Borrower or any other Loan Party regulating fiduciary obligations with respect to, governmental plans which are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect.

Section 3.13 Subsidiaries; Equity Interests. As of the Effective Date, the Parent and the Borrower have no subsidiaries other than those specifically disclosed in Part (a) of Schedule 3.13, and all of the outstanding Equity Interests in such subsidiaries have been validly issued, are fully paid and nonassessable (to the extent applicable) and are owned by a Borrower Group Entity in the amounts specified on Part (a) of Schedule 3.13 free and clear of all Liens (other than Liens permitted by Section 6.01). As of the Effective Date, neither the Parent nor the Borrower has any direct or indirect Equity Interests in any other Person other than those specifically disclosed in Part (b) of Schedule 3.13. All of the outstanding Equity Interests in each Borrowing Base Entity and each Intermediate Subsidiary have been validly issued, are fully paid and nonassessable (to the extent applicable) and are owned by the applicable holders in the amounts specified on Part (c) of Schedule 3.13 free and clear of all Liens (other than Liens permitted by Section 6.01).

Section 3.14 Margin Regulations; Investment Company Act.

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(a) Neither the Parent nor the Borrower is engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Parent, the Borrower, any Person Controlling the Borrower, or any other Borrower Group Entity is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 3.15 Disclosure. The Parent and the Borrower have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Borrower Group Entity is subject, and all other matters known to them, that, individually or in the aggregate, would have a Material Adverse Effect. The reports, financial statements, certificates or other information furnished (whether in writing or orally) by or on behalf of any Borrower Group Entity to the Administrative Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made.

Section 3.16 Compliance with Laws. Each Borrower Group Entity is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not have a Material Adverse Effect.

Section 3.17 Taxpayer Identification Number. As of the date hereof, each Loan Party’s true and correct U.S. taxpayer identification number is set forth on Schedule 3.17.

Section 3.18 Intellectual Property; Licenses, Etc. Each Loan Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except, in each case, where the failure to do so would not have a Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person except where such infringement would not have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, would have a Material Adverse Effect.

Section 3.19 Solvency. No Loan Party (a) has entered into the Transactions or executed this Agreement or any other Loan Document with the actual intent to hinder, delay or defraud any creditor and (b) has not received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to any Loan, the fair saleable value of each Loan Party’s assets exceeds and will, immediately following the making of any such Loan, exceed such Loan Party’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. No Loan Party’s assets constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted, nor will its assets constitute unreasonably small capital immediately following the making of any Loan. No Loan Party intends to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Loan Party and the amounts to be payable on or in respect of obligations of such Loan Party). No petition under any Debtor Relief Laws has been filed against any Loan Party in the last seven (7) years, and neither the Borrower nor any other Loan Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Loan Party is contemplating either the filing of a petition by it under any Debtor Relief Laws or the liquidation of all or a major portion of its assets or property, and no Loan Party has knowledge of any Person contemplating the filing of any such petition against it or any other Loan Party.

Section 3.20 REIT Status of the Parent. The Parent intends to elect to qualify as a “real estate investment trust” in accordance with Section 856 of the Code commencing with its taxable year ending December 31, 2013.

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Section 3.21 Labor Matters. There is (a) no significant unfair labor practice complaint pending against any Borrower Group Entity or, to the best of the Borrower’s knowledge, threatened in writing against any Borrower Group Entity, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower Group Entity or, to the best of the Borrower’s knowledge, threatened in writing against any Borrower Group Entity which, in either case, would result in a Material Adverse Effect, and (b) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower Group Entity or, to the best of the Borrower’s knowledge, threatened in writing against any Borrower Group Entity which would result in a Material Adverse Effect.

Section 3.22 Ground Lease Representation.

(a) The applicable Borrowing Base Entity has delivered to the Administrative Agent true and correct copies of each Approved Ground Lease as required by Section 2.05(b)(iii).

(b) Each Approved Ground Lease to which a Borrowing Base Property is subject is in full force and effect.

Section 3.23 Borrowing Base Properties. To the Borrower’s knowledge and except where the failure of any of the following to be true and correct would not have a Material Adverse Effect:

(a) Each Borrowing Base Property complies with all Applicable Laws, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property. No Loan Party has received any notice or claim from any Person that a Borrowing Base Property, or any use, activity, operation, or maintenance thereof or thereon, is not in compliance with any Applicable Law, and the Borrower has no actual knowledge of any such noncompliance except as disclosed in writing to the Administrative Agent.

(b) The Loan Parties have not directly or indirectly conveyed, assigned, or otherwise disposed of, or transferred (or agreed to do so) any development rights, air rights, or other similar rights, privileges, or attributes with respect to a Borrowing Base Property, including those arising under any zoning or property use ordinance or other Applicable Laws.

(c) All utility services necessary for the use of each Borrowing Base Property and the operation thereof for their intended purpose are available at each Borrowing Base Property.

(d) The current use of each Borrowing Base Property complies in all material respects with all applicable zoning ordinances, regulations, and restrictive covenants affecting such Borrowing Base Property, and all use restrictions of any Governmental Authority having jurisdiction have been satisfied.

(e) No Borrowing Base Property is the subject of any pending or, to the Borrower’s knowledge, threatened Condemnation or material adverse zoning proceeding.

(f) There exists no Material Environmental Event in respect of any Borrowing Base Property.

Section 3.24 Patriot Act and Other Specified Laws.

(a) To the extent applicable, each Loan Party is in compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”). No part of the proceeds of the Loans will be used, directly or indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977. No Loan Party is engaged in or has engaged in any course of conduct that could subject any of its properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations or other similar criminal laws. No Loan Party is named on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Department of Treasury Office of Foreign Assets Control.

(b) No Loan Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions

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prohibited by Section 2 of such Executive Order, or, to the knowledge of the Borrower after due inquiry, is otherwise associated with any such Person in any manner that violates such Section 2 or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

ARTICLE IV

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement duly executed and delivered by each such party.

(b) To the extent requested by a Lender at least two (2) Business Days in advance of the Effective Date, the Administrative Agent (or its counsel) shall have received from the Borrower a Note duly completed and executed by the Borrower and payable to such Lender.

(c) The Administrative Agent (or its counsel) shall have received the Guaranty duly executed and delivered by the Initial Guarantors.

(d) [intentionally omitted]

(e) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Duane Morris LLP, counsel for the Borrower and the Initial Guarantors, relating to the Loan Parties, this Agreement, the Security Documents, the other Loan Documents and/or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(f) The Administrative Agent shall have received from the Parent its consolidated balance sheet as of June 30, 2013, certified by a Financial Officer.

(g) The Administrative Agent (or its counsel) shall have received from the Borrower copies of (i) the certificate of formation of each Loan Party, certified by the Secretary of State of the state of formation of such Person as of a recent date, which date shall be within sixty (60) days prior to the date hereof, (ii) the other Organizational Documents of each Loan Party and (iii) the applicable resolutions authorizing the delivery of the Loan Documents by each Loan Party, in each case, certified by the Secretary, an Assistant Secretary or another authorized officer of such Loan Party (or if such Person is a limited partnership or limited liability company, an authorized representative of its general partner or manager) as of the date of this Agreement as being accurate and complete, all in form and substance satisfactory to the Administrative Agent.

(h) [intentionally omitted]

(i) Administrative Agent shall have received a duly completed Compliance Certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and Section 6.16.

(j) [intentionally omitted]

(k) The Administrative Agent (or its counsel) shall have received copies of the insurance certificates evidencing the existence of all insurance required to be maintained by the Loan Parties pursuant to Section 5.06 and the designation of the Administrative Agent as the loss payee or additional insured, as the case may be, thereunder.

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(l) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date), as applicable.

(b) At the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each making of a Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or cash collateralized in accordance with the terms of Section 2.06(j) and all LC Disbursements shall have been reimbursed or cash collateralized in accordance with the terms of Section 2.06(j), the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent on behalf of the Lenders (and the Administrative Agent shall deliver to the Lenders promptly following receipt from the Borrower), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent (or, if earlier, fifteen (15) days after the date required to be filed with the SEC) (commencing with the fiscal year ended December 31, 2013), a consolidated and consolidating balance sheet of the Parent as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, consolidated changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Grant Thornton LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (it being agreed that each of the Big Four Accounting Firms is reasonably acceptable to the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any qualification or exception due to the fact that any Loans will come due on the Maturity Date) or any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent;

(b) as soon as available, but in any event within forty five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent (or, if earlier, fifteen (15) days after the date required to be filed with the SEC) (commencing with the fiscal quarter ended September 30, 2013), a consolidated and consolidating balance sheet of the Parent as at the end of such fiscal quarter, the related consolidated and consolidating statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as

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applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent;

(c) concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), (i) a schedule setting forth the income and expenses attributable to each Borrowing Base Property, and (ii) for any Borrowing Base Property subject to more than one (1) Lease, a rent roll, each certified in writing as true and correct by Responsible Officer of Parent together with a status report regarding the leasing activities with respect to the Borrowing Base Properties and copies of any Leases executed during the prior calendar quarter;

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 2.05(i) and 6.16, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) stating whether any material change in accounting policies or financial reporting practices by the Borrower, the Parent or any of their respective subsidiaries has occurred and (v) such other information as set forth in the form of Compliance Certificate attached hereto as Exhibit D;

(e) promptly after any request by the Administrative Agent, copies of any detailed audit opinions or review reports submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent;

(f) promptly, and in any event within five (5) Business Days, after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

(g) concurrently with the delivery of the financial statements referred to in Section 5.01(a), an annual budget for the Parent, on a consolidated basis prepared by the Parent in the ordinary course of its business;

(h) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Parent or the Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent pursuant to Section 7.01;

(i) promptly, and in any event within five (5) Business Days after receipt thereof by the Parent or the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Borrower Group Entity unless restricted from doing so by such agency;

(j) simultaneously with any Disposition of all or any portion of a Borrowing Base Property or any legal or beneficial interest therein, notice of such Disposition; and

(k) promptly, such additional information regarding the business, financial or corporate affairs of the Parent or the Borrower or any Borrowing Base Property, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent on behalf of the Lenders (and the Administrative Agent shall deliver to the Lenders promptly following receipt from the Borrower), upon obtaining actual knowledge thereof, prompt written notice of the following:

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(a) the occurrence of any Default;

(b) any matter that has resulted in, or could reasonably be expected to have, a Material Adverse Effect;

(c) the occurrence of any ERISA Event which has resulted or would result in liabilities of any Borrower Group Entity in an aggregate amount in excess of $20,000,000;

(d) any material permit, license, certificate or approval required with respect to any Borrowing Base Property lapses or ceases to be in full force and effect or any claim from any Person that any Borrowing Base Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Applicable Law, except to the extent that the same would not result in a Material Adverse Effect; and

(e) the occurrence of any Exclusion Event.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Payment of Obligations. The Borrower shall, and shall cause each other Loan Party to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including: (a) all Tax liabilities, assessments and governmental charges or levies upon a Loan Party or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property other than Liens of the type permitted under Sections 6.01(a) through (h); and (c) all Indebtedness, as and when due and payable except, in each case, where the failure to do so would not result in a Material Adverse Effect.

Section 5.04 Preservation of Existence, Etc. The Borrower shall, and shall cause each other Loan Party to (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Applicable Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.03; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not have a Material Adverse Effect; and (c) preserve or renew all of its IP Rights, the non-preservation of which would have a Material Adverse Effect.

Section 5.05 Maintenance of Properties. The Borrower shall, and shall cause each other Borrower Group Entity to (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition except to the extent the failure to do so would not result in a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not have a Material Adverse Effect; (c) use the standard of care typical in the industry in the operation and maintenance of (i) its Borrowing Base Properties, and (ii)  its other Real Properties, except in the case of such other Real Properties where the failure to do so would not have a Material Adverse Effect; and (d) keep the Borrowing Base Properties in good order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and improvements to be promptly made, and not allow any of the Borrowing Base Properties to be misused, abused or wasted or to deteriorate (ordinary wear and tear excepted) except where the failure to do so would not have a Material Adverse Effect.

Section 5.06 Maintenance of Insurance. The Borrower shall, and shall cause each other Borrower Group Entity to, maintain with financially sound and reputable insurance companies not Affiliates of any Borrower Group Entity, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

Section 5.07 Compliance with Laws. The Borrower shall, and shall cause each other Loan Party to, comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not have a Material Adverse Effect.

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Section 5.08 Books and Records. The Borrower shall, and shall cause each other Borrower Group Entity to: (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Borrower Group Entity, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Borrower Group Entity, as the case may be.

Section 5.09 Inspection Rights. Subject to the rights of tenants, the Borrower shall, and shall cause each other Loan Party to, permit representatives and independent contractors of the Administrative Agent (which may be accompanied by representatives and independent contractors of one or more Lenders) and, if an Event of Default has occurred and is continuing, representatives and independent contractors of any Lender to visit and inspect and photograph any Borrowing Base Property and any of its other properties, to examine its corporate, financial and operating records, and all recorded data of any kind or nature, regardless of the medium of recording including all software, writings, plans, specifications and schematics, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the applicable Loan Party and no more often than once in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing; provided that when an Event of Default has occurred and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice, subject to the rights of tenants. Any inspection or audit of the Borrowing Base Properties or the books and records, including recorded data of any kind or nature, regardless of the medium of recording including software, writings, plans, specifications and schematics of any Loan Party, or the procuring of documents and financial and other information, by the Administrative Agent on behalf of itself or on behalf of the Lenders shall be for the Administrative Agent’s and the Lenders’ protection only, and shall not (a) constitute any assumption of responsibility to any Loan Party or anyone else with regard to the condition, construction, maintenance or operation of the Borrowing Base Properties or the Administrative Agent’s approval of any certification given to the Administrative Agent, or (b) relieve any Loan Party of the Borrower’s or any other Loan Party’s obligations.

Section 5.10 Use of Proceeds. The Borrower shall, and shall cause each other Borrower Group Entity to, use the Letters of Credit and the proceeds of the Loans (a) to finance the acquisition of Real Properties; (b) to pay for capital expenditures at the Real Properties; and (c) for general corporate purposes (including for the purpose of any tender offer in conjunction with listing Equity Interests of the Parent on a nationally listed exchange (the “Tender Offer Transaction”)), in each case, not in contravention of any Applicable Law or of any Loan Document.

Section 5.11 Environmental Matters. The Borrower shall, and shall cause each other Loan Party to, use reasonable efforts to:

(a) keep the Borrowing Base Properties free of Contamination;

(b) promptly deliver to the Administrative Agent a copy of each report pertaining to any Real Property or to any Loan Party prepared by or on behalf of such Loan Party pursuant to a material violation of any Environmental Requirement; and

(c) as soon as practicable advise the Administrative Agent in writing of any Environmental Claim or of the discovery of any Contamination on any Borrowing Base Property, as soon as any Loan Party first obtains knowledge thereof, including a description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

Section 5.12 Ground Leases. Solely with respect to each Approved Ground Lease relating to a Borrowing Base Property, the Borrower shall, and shall cause each other Loan Party to:

(a) diligently perform and observe in all material respects all of the terms, covenants, and conditions of such Approved Ground Lease as tenant under such Approved Ground Lease;

(b) promptly notify the Administrative Agent of (i) the giving to the Subsidiary Guarantor under such Approved Ground Lease of any notice of any default by such Subsidiary Guarantor under such Approved Ground Lease and deliver to the Administrative Agent a true copy of each such notice within five (5) Business Days of such Subsidiary Guarantor’s receipt thereof, and (ii) the obtaining of any knowledge by the Subsidiary Guarantor under such Approved Ground Lease of any bankruptcy, reorganization, or insolvency of the landlord under such Approved Ground Lease or of the receipt of any notice

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thereof, and deliver to the Administrative Agent a true copy of such notice within five (5) Business Days of such Subsidiary Guarantor’s receipt;

Section 5.13 Subsidiary Guarantor Organizational Documents. The Borrower shall, and shall cause each other Loan Party to, at its expense, maintain the Organizational Documents of each Guarantor in full force and effect, without any cancellation, termination, amendment, supplement, or other modification of such Organizational Documents, except as explicitly required by their terms (as in effect on the date hereof), except for amendments, supplements, or other modifications that do not adversely affect the interests of the Lenders under the Loan Documents in any material respect.

Section 5.14 Reserved.

Section 5.15 Subordination.

(a) The Borrower hereby, and hereby agrees to cause the Parent and each of the Parent’s subsidiaries and Affiliates and each of the Borrower’s subsidiaries and Affiliates (the Borrower, the Parent and each such subsidiary and Affiliate being a “Subordinated Creditor”) to, absolutely and irrevocably subordinate, both in right of payment and in time of payment, any and all present or future obligations and liabilities of any Borrower Group Entity owed to such Subordinated Creditor (such obligations and liabilities being “Subordinated Debt”), to the prior payment in full in cash of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the obligations under the Guaranty. Each Subordinated Creditor agrees to make no claim for, or receive payment with respect to, such Subordinated Debt until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the obligations under the Guaranty have been fully discharged in cash.

(b) All amounts and other assets that may from time to time be paid or distributed to or otherwise received by any Subordinated Creditor in respect of Subordinated Debt in violation of this Section shall be segregated and held in trust by the Subordinated Creditor for the benefit of the Lenders and Issuing Bank and promptly paid over to the Administrative Agent.

(c) Each Subordinated Creditor further agrees not to assign all or any part of the Subordinated Debt unless the Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Agreement. After the occurrence and during the continuation of an Event of Default, at the election of the Administrative Agent by written notice to the Subordinated Creditors, (i) the Subordinated Debt shall be enforced, collected and held by the relevant Subordinated Creditor as trustee for the Lenders and the Issuing Bank and shall be paid over to the Administrative Agent for the benefit of the Lenders and the Issuing Bank on account of the Obligations, and (ii) the Subordinated Creditors shall execute, file and record such documents and instruments and take such other action as the Administrative Agent reasonably deems necessary or appropriate to perfect, preserve and enforce the Lenders’ and the Issuing Bank’s rights in and to the Subordinated Debt and any security therefor. If any Subordinated Creditor fails to take any such action, after the occurrence and during the continuation of an Event of Default, the Administrative Agent, as attorney-in-fact for such Subordinated Creditor, is hereby authorized to do so in the name of the Subordinated Creditor. The foregoing power of attorney is coupled with an interest and cannot be revoked prior to, but shall automatically terminate upon, indefeasible payment in full of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), expiration or termination of the Commitments and expiration, termination or cash collateralization of all of the Letters of Credit.

(d) In any bankruptcy or other proceeding in which the filing of claims is required by Applicable Law, the Borrower shall cause each Subordinated Creditor, to the fullest extent that it is lawfully permitted to do so, to file all claims relating to the Subordinated Debt that the Subordinated Creditor may have against the obligor thereunder and shall assign to the Administrative Agent, for the benefit of the Lenders and the Issuing Bank, all rights relating to the Subordinated Debt thereunder as security for the payment of the Obligations when due. After the occurrence and during the continuation of any Event of Default and until such time as the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been indefeasibly paid in full, the Commitments have expired or been terminated and all of the Letters of Credit have expired or been terminated or cash collateralized, if any Subordinated Creditor does not file any such claim, the Administrative Agent, as attorney-in-fact for the Subordinated Creditor, is hereby authorized to do so in the name of the Subordinated Creditor or, in the Administrative Agent’s discretion, to assign the claim to a nominee as security for the payment of the Obligations when due, and to cause proof of claim to be filed in the name of the Administrative Agent or the Administrative Agent’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked prior to, but shall automatically terminate upon, indefeasible payment in full of the Obligations, expiration or termination of the Commitments and expiration or termination of all of the Letters of Credit. The Administrative Agent or its nominee shall have the right, in its

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reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Administrative Agent for the benefit of the Lenders and the Issuing Bank the amount payable on such claim and, to the full extent necessary for that purpose, each Subordinated Creditor hereby assigns to the Administrative Agent for the benefit of the Lenders and the Issuing Bank all of the Subordinated Creditor’s rights to any such payments or distributions; provided, however, the Subordinated Creditor’s obligations hereunder shall not be satisfied except to the extent that the Administrative Agent receives cash by reason of any such payment or distribution.

(e) Each of the Subordinated Creditors hereby agrees that the Administrative Agent, the Issuing Bank and the Lenders may at any time in their discretion renew or extend the time of payment of the Obligations or exercise, fail to exercise, waive or amend any other of their rights under this Agreement, any Loan Document or any instrument evidencing or securing or delivered in connection therewith, and in reference thereto may make and enter into such agreements as to them may seem proper or desirable, all without notice to or further assent from the Subordinated Creditors (except as otherwise expressly required pursuant to this Agreement), and any such action shall not in any manner impair or affect the subordination set forth in this Section or any of the Administrative Agent’s, the Issuing Bank’s or Lenders’ rights hereunder. The Subordinated Creditors each hereby waive and agree not to assert against the Administrative Agent, the Issuing Bank or the Lenders any rights which a guarantor or surety could exercise with respect to any indebtedness of a Borrower or a Guarantor, but nothing in this Section shall constitute the Subordinated Creditors a guarantor or surety.

Section 5.16 Collateral Matters. The Borrower shall cause all of the Collateral to, in each case, be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Security Documents, subject in any case only to Permitted Encumbrances.

Section 5.17 Operating Accounts. Within ninety (90) days after the date hereof (or such later date as is reasonably acceptable to the Administrative Agent), the Borrower shall have caused its central operating account to be maintained, and shall thereafter maintain such central operating account, at JPMorgan Chase Bank, N.A.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or cash collateralized in accordance with the terms of Section 2.06(j) and all LC Disbursements shall have been reimbursed or cash collateralized in accordance with the terms of Section 2.06(j), the Borrower covenants and agrees with the Lenders that:

Section 6.01 Liens. The Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any Borrowing Base Property or any Equity Interest in any Guarantor or any other Person that owns a direct or indirect interest in any Borrowing Base Property, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 6.01; provided that (i) such Lien shall not be extended after the date hereof to any other property or asset of the Borrower or any other Loan Party (other than any proceeds of such property or assets so encumbered on the date hereof) and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

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(e) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(f) easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g) Liens securing judgments for the payment of money not constituting an Event of Default under clause (j) of Article VII;

(h) the rights of tenants under leases or subleases and the rights of licensees under licenses (with respect to intellectual property and other property, including real property), in each case, not interfering with the ordinary conduct of business of such Person;

(i) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Lease Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby do not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases;

(j) Liens securing obligations in the nature of the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(k) all matters shown on any survey, insurance policies or any other Property Information for any Real Property delivered in connection with such Real Property becoming a Borrowing Base Property; and

(l) such other title and survey exceptions as the Administrative Agent has approved in writing in the Administrative Agent’s reasonable discretion.

Section 6.02 Investments. The Borrower shall not have, and the Borrower shall not permit any other Borrower Group Entity to have, any Investments other than:

(a) Investments in the form of Cash or Cash Equivalents;

(b) Investments existing on the date hereof and set forth on Schedule 6.02;

(c) advances to officers, directors and employees of the Borrower and the Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(d) Investments of the Guarantors and the Borrower in the form of Equity Interests and investments of the Borrower in any wholly-owned Subsidiary, and Investments of the Borrower directly in, or of any wholly-owned Subsidiary in another wholly-owned Subsidiary which owns, real property assets which are functional retail, industrial, manufacturing, warehouse/distribution and/or office properties located within the United States, provided in each case the Investments held by the Borrower or such Subsidiary are in accordance with the provisions of this Section 6.02 other than this Section 6.02(d);

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(f) Investments in non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates not to at any time exceed twenty (20.0%) of Total Asset Value;

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(g) Investments in mortgages and mezzanine loans not to at any time exceed ten percent (10.0%) of Total Asset Value;

(h) Investments in unimproved land holdings not to at any time exceed ten percent (10.0%) of Total Asset Value;

(i) Investments in Construction in Progress not to at any time exceed ten percent (10.0%) of Total Asset Value;

(j) Investments by the Parent for the redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests in the Parent or the Borrower now or hereafter outstanding to the extent permitted under Section 6.05;

(k) Investments permitted under Applicable Law in the publicly-traded Equity Interests in real estate investment trusts or other real estate companies conducting business, services or activities substantially similar or related to those engaged in by the Parent and its subsidiaries on the Effective Date not to at any time exceed two and one half percent (2.5%) of Total Asset Value;

(l) any Fundamental Change to the extent permitted under Section 6.03; and

(m) (i) Investments in the ordinary course of business constituting all of the Equity Interests in any Person the assets of which (other than immaterial assets) constitute real property assets and which Investments do not constitute or include the assumption of Indebtedness of such Person or a Guarantee of Indebtedness of such Person (in each case other than Non-Recourse Indebtedness) or (ii) Investments constituting all of the Equity Interests in any other Person so long as (A) unless the assets of such Person (other than immaterial assets) constitute real property assets, the Borrower shall have given the Administrative Agent and the Lenders at least thirty (30) days’ prior written notice of such Investment; (B) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default and no Event of Default has occurred or would result therefrom and (C) at the time the Borrower gives notice pursuant to clause (ii)(A) of this subsection (m) (or prior to consummating such Investment, if no such notice is required), the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 6.16, after giving effect to such Investment;

(n) subject to the provisions of Section 5.15, Indebtedness of the Borrower owing to the Parent;

(o) any Investment acquired in connection with a Fundamental Change permitted pursuant to Section 6.03(d); provided, that such Investment was not made in contemplation of such Fundamental Change; and

(p) Investments in Marketable Securities not to at any time exceed: (i) for the two hundred seventy (270) day period following the date hereof, $150,000,000; and (ii) for any time thereafter, five percent (5.0%) of Total Asset Value;

provided, that the aggregate Investments of the types described in clauses (f) through (i) and clause (p) above shall not at any time exceed twenty five percent (25%) of Total Asset Value.

Section 6.03 Fundamental Changes. The Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (any such transaction, a “Fundamental Change”), except that, so long as no Event of Default has occurred and is continuing or would result therefrom:

(a) any Loan Party (other than the Parent or the Borrower) may merge with (i) the Parent or the Borrower, provided that the Parent or the Borrower, as applicable, shall be the continuing or surviving Person, or (ii) any other Loan Party, or (iii) any other Person provided that, if such Loan Party is either a Borrowing Base Entity or an Intermediate Subsidiary and is not the surviving entity, then Borrower has complied with Section 2.05(h) to remove any applicable Borrowing Base Property from the Borrowing Base prior to such merger;

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(b) any Loan Party (other than the Parent or the Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Loan Party; provided that if the Administrative Agent had a Lien on such assets prior to such Disposition, then contemporaneously with such Disposition the Loan Parties execute such documents and instruments as reasonably requested by the Administrative Agent so that after giving effect to such Disposition the Administrative Agent will have a first priority Lien (subject only to Permitted Encumbrances) on such assets;

(c) any Loan Party may Dispose of a Real Property owned by such Loan Party in the ordinary course of business and for fair value; provided that if such Real Property is a Borrowing Base Property, then Borrower shall have complied with Section 2.05(h) to remove such Borrowing Base Property from the Borrowing Base prior to such Disposition; and

(d) the Parent or the Borrower may, directly or indirectly, merge or consolidate with any other Person so long as (i) the Parent or the Borrower shall be the survivor thereof; (ii) the Borrower shall have given the Administrative Agent and the Lenders at least thirty (30) days’ prior written notice of such consolidation or merger; (iii) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default and no Event of Default has occurred or would result therefrom; and (iv) at the time of the consummation of such merger or consolidation, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 6.16, after giving effect to such consolidation or merger.

Except as qualified in subsection (c) above (in the case of any Disposition of a Borrowing Base Property), nothing in this Section shall be deemed to prohibit the sale or leasing of a Real Property or portions of a Real Property in the ordinary course of business.

Section 6.04 Dispositions. Neither the Borrower nor any other Loan Party shall make any Disposition of all or any portion of a Real Property or any legal or beneficial interest therein or enter into any agreement to make any such Disposition, except:

(a) Dispositions of (i) obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, (ii) property that is being replaced by other personal property of better or equivalent value, (iii) property that is no longer used or useful in the business of the relevant entity or (iv) is not material to the operation of a Borrowing Base Property or the conduct of business of the relevant Subsidiary Guarantor;

(b) any lease of real or personal property, or Dispositions of inventory, raw materials, supplies or other non-fixed assets in the ordinary course of business;

(c) any grant of an easement or similar right that is a Permitted Encumbrance;

(d) any Disposition of a Non-Borrowing Base Property;

(e) any other Disposition of a Real Property or other assets in an arm’s length transaction or pursuant to a condemnation; provided that (i) if such Real Property is a Borrowing Base Property, then the Borrower shall have complied with Section 2.05(h) and (ii) the Borrower and the Parent will remain in pro forma compliance with the covenants set forth in Section 6.16 after giving effect to such transaction;

(f) any Disposition of any Borrowing Base Property or any Non-Borrowing Base Property to any Person if such Disposition would cure all Defaults with respect to such Borrowing Base Property or Non-Borrowing Base Property; provided that (i) if such Real Property is a Borrowing Base Property, then the Borrower shall have complied with Section 2.05(h) and (ii) the Borrower and the Parent will remain in pro forma compliance with the covenants set forth in Section 6.16 after giving effect to such transaction;

(g) any Disposition of any Investment not constituting Real Property; provided that if such Disposition is of the Equity Interests in any Borrowing Base Entity or Intermediate Subsidiary, then the Borrower shall have complied with Section 2.05(h);

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(h) Dispositions permitted by Section 6.03; and

(i) any other Disposition so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of such Disposition or would result therefrom, (ii) if such Disposition is of a Real Property that is a Borrowing Base Property or is of the Equity Interests in any Subsidiary that directly or indirectly owns such Real Property, then the Borrower shall have complied with Section 2.05(h) and (iii) the Borrower and the Parent will remain in pro forma compliance with the covenants set forth in Section 6.16 after giving effect to such transaction.

Section 6.05 Restricted Payments. The Borrower shall not, and shall not permit any of the other Loan Parties to, make, directly or indirectly, any Restricted Payment except the following so long as, in the case of clauses (d) (subject to the last sentence of this Section 6.05), (f), (g), (h), (j), (k) (subject to parenthetical contained therein) and (l) of this Section 6.05, no Default and no Event of Default shall have occurred and be continuing at the time of any action described in those clauses below or would result from any such action:

(a) each subsidiary of the Parent may make Restricted Payments to the Parent, the Borrower, and any other Person that owns an Equity Interest in such subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) any Borrower Group Entity may make dividend payments or other distributions payable solely in the common Equity Interests or other Equity Interests of such Borrower Group Entity including (i) “cashless exercises” of options granted under any share option plan adopted by the Parent, (ii) distributions of rights or equity securities under any rights plan or distribution reinvestment plan adopted by the Borrower or the Parent, and (iii) distributions (or stock splits or reverse stock splits) with respect to its Equity Interests payable solely in additional shares of its Equity Interests;

(c) the Borrower and the Parent may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common Equity Interests or other Equity Interests;

(d) the Parent may and the Borrower may make any Permitted Distributions;

(e) the Parent or the Borrower may issue or sell Equity Interests; provided that such sale of Equity Interests does not result in a Change in Control;

(f) the Parent, the Borrower and each Subsidiary may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent, the Borrower or any Subsidiary;

(g) the Parent, the Borrower and each Subsidiary may make Restricted Payments in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, performance-based incentive plans, and other similar forms of compensation for the benefit of the directors, officers and employees of the Parent, the Borrower and the Subsidiaries;

(h) the Parent may, and the Borrower may make dividends or distributions to the Parent to allow the Parent to, make payments in connection with share repurchase programs, to the extent not otherwise prohibited by the terms of this Agreement; and

(i) the Parent, the Borrower or any Loan Party may make any Restricted Payment of non-core assets (or the Equity Interest of any Subsidiary the sole assets of which are non-core assets) acquired in a Fundamental Change; provided that (i) such Restricted Payment shall be made within 360 days of such Fundamental Change, (ii) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default has occurred or would result therefrom and (iii) the Borrower and the Parent will remain in pro forma compliance with the covenants set forth in Section 6.16 after giving effect to such Restricted Payment;

(j) the Parent may make, and the Borrower may make dividends or distributions to the Parent to allow the Parent to make, any (i) mandatory redemption payments pursuant to the terms of, or (to the extent any series of preferred Equity Interests constitutes convertible Equity

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Interests) any payments that may be required in connection with the conversion of, any series of preferred Equity Interests and (ii) any dividends on any series of preferred Equity Interests that may be required to be paid under the terms of such series of preferred Equity Interests;

(k) the Parent may make, and the Borrower may make dividends or distributions to the Parent to allow the Parent to make, any (i) redemption or cash settlement payments and (ii) any cash interest payments, in each case, in accordance with the terms of any series of convertible Indebtedness (it being acknowledged, for the avoidance of doubt, that the dividends and distributions under this subsection (k) shall be permitted so long as no Default and no Event of Default shall have occurred and be continuing at the time of issuance of the relevant Indebtedness); and

(l) the Borrower and the Parent may consummate the Tender Offer Transaction, and make Restricted Payments to fund the consideration therefor;

Notwithstanding the foregoing, notwithstanding the existence of any Default, any Borrower Group Entity may make such dividends and payments to the Parent required in order for the Parent to be able to make, and the Parent shall be permitted to make, any Permitted Distributions described in clause (a)(ii) and (b)(ii) of the definition of Permitted Distributions.

Section 6.06 Change in Nature of Business. Except for Investments permitted under Section 6.02, the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower Group Entities on the date hereof or any business substantially related or incidental thereto.

Section 6.07 Transactions with Affiliates. The Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, enter into any transaction of any kind with any Affiliate of a Borrower Group Entity, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party as would be obtainable by such Borrower Group Entity at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except:

(a) reasonable and customary fees paid to, and indemnification arrangements with, members of the board of directors (or similar governing body) of any of the Loan Parties or the issuance of directors’ or nominees’ qualifying shares;

(b) compensation and indemnification arrangements for directors (or equivalent), officers and employees of the Parent, the Borrower and the Subsidiaries, including retirement, health, option and other benefit plans, bonuses, performance-based incentive plans, and other similar forms of compensation, the granting of Equity Interests to directors (or equivalent), officers and employees of the Parent, the Borrower and the Subsidiaries in connection with the implementation of any such arrangement, and the funding of any such arrangement;

(c) Restricted Payments permitted under Section 6.05;

(d) Investments permitted under Section 6.02(f);

(e) transactions between or among the Borrower and the Subsidiaries permitted under Section 6.03 not involving any other Affiliate; and

(f) the performance of obligations under any management agreement or other agreement existing on the date hereof with the Advisor and its Affiliates for advisory, management or similar services, as such agreements may be amended or modified after the date hereof, to the extent any such amendment or modification is not materially adverse to the interests of the Administrative Agent or any Lender.

Section 6.08 Burdensome Agreements. The Borrower will not, and will not permit any of the Loan Parties or any of their subsidiaries to, directly or indirectly, enter into any Contractual Obligation that directly or indirectly prohibits the ability of the Borrower or the Loan Parties or any of their subsidiaries to create, incur or permit to exist any Lien upon any Borrowing Base Property or direct or indirect Equity Interests in any Subsidiary Guarantor; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by the Loan Documents, (b) restrictions and conditions existing on the date hereof identified on Schedule 6.08, (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such

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sale is permitted hereunder, (d) customary provisions in leases and other contracts restricting the assignment thereof and (e) a provision conditioning a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios so long as such provision does not generally prohibit the encumbrance of such Person’s assets or the encumbrance of specific assets.

Section 6.09 Use of Proceeds. The Borrower shall not, nor shall it permit any other Borrower Group Entity to, directly or indirectly, use any Letter of Credit or the proceeds of any Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 6.10 Borrowing Base Properties; Ground Leases. The Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly:

(a) use or occupy or conduct any activity on, or knowingly permit the use or occupancy of or the conduct of any activity on any Borrowing Base Property by any tenant, in any manner which violates any Applicable Law or which constitutes a public or private nuisance in any manner which would have a Material Adverse Effect or which makes void, voidable, or cancelable any insurance then in force with respect thereto or makes the maintenance of insurance in accordance with Section 5.06 commercially unreasonable (including by way of increased premium);

(b) without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), initiate or permit any zoning reclassification of any Borrowing Base Property or seek any variance under existing zoning ordinances applicable to any Borrowing Base Property or use or knowingly permit the use of any Borrowing Base Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Applicable Laws;

(c) without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), (i) impose any material easement, restrictive covenant, or encumbrance upon any Borrowing Base Property, (ii) execute or file any subdivision plat or condominium declaration affecting any Borrowing Base Property, or (iii) consent to the annexation of any Borrowing Base Property to any municipality;

(d) do any act, or suffer to be done any act by any Borrower Group Entity or any of its Affiliates, which would reasonably be expected to materially decrease the value of any Borrowing Base Property (including by way of negligent act);

(e) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed), permit any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Borrowing Base Property regardless of the depth thereof or the method of mining or extraction thereof;

(f) without the prior consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed), surrender the leasehold estate created by any Approved Ground Lease or terminate or cancel any Approved Ground Lease or materially modify, change, supplement, alter, or amend any Approved Ground Lease, either orally or in writing; or

(g) enter into any Contractual Obligations related to any Borrowing Base Property providing for the payment of a management fee (or any other similar fee) to anyone other than a Borrower Group Entity if, with respect thereto, the Administrative Agent has reasonably required that such fee be subordinated to the Obligations in a manner satisfactory to the Administrative Agent, and an acceptable subordination agreement has not yet been obtained.

Section 6.11 Environmental Matters. The Borrower shall not, and shall not permit any other Borrower Group Entity to, knowingly directly or indirectly:

(a) Cause, commit, permit, or allow to continue (i) any violation of any Environmental Requirement by or with respect to any Borrowing Base Property or any use of or condition or activity on any Borrowing Base Property, or (ii) the attachment of any environmental Liens on any Borrowing Base Property, in each case, that could reasonably be expected to have a Material Adverse Effect.

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(b) Place, install, dispose of, or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping, or release of, any Hazardous Material on any Borrowing Base Property in any manner that could reasonably be expected to have a Material Adverse Effect. Any Hazardous Material disclosed in an Acceptable Environmental Report or otherwise permitted pursuant to any Lease affecting any Borrowing Base Property shall be permitted on any Borrowing Base Property so long as such Hazardous Material is maintained in compliance in all material respects with all applicable Environmental Requirements.

(c) Place or install, or allow the placing or installation of any storage tank (or similar vessel) on any Borrowing Base Property except that any storage tank (or similar vessel or any replacement thereof) disclosed in an Acceptable Environmental Report or otherwise permitted pursuant to any Lease affecting any Borrowing Base Property shall be permitted on any Borrowing Base Property so long as such storage tank (or similar vessel) is maintained in compliance in all material respects with all applicable Environmental Requirements.

(d) Use any Hazardous Material on any Borrowing Base Property except: (i) as reasonably necessary in the ordinary course of business; (ii) in compliance with applicable Environmental Requirements; and (iii) in such a manner which could not reasonably be expected to have a Material Adverse Effect.

Section 6.12 Organizational Documents. Without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), the Borrower will not, and will not permit, any other Loan Party to, modify any of the terms or provisions in the Organizational Documents delivered in connection with Sections 2.05 or 4.01(g), except: (a) modifications necessary to clarify existing provisions of such Organizational Documents; (b) modifications which would have no material adverse, substantive effect on the rights or interests of the Lenders or the Issuing Bank in conjunction with the Loans or Letters of Credits or under the Loan Documents, (c) modifications in connection with mergers, consolidations, Investments, the creation and issuance of any series of preferred Equity Interests and other transactions not otherwise prohibited by the other provisions of this Agreement and (d) modifications of Organizational Documents of subsidiaries of the Parent or the Borrower that have been released from the Guaranty in accordance with the terms hereof.

Section 6.13 Negative Pledge. The Borrower shall not permit:

(a) The direct or indirect Equity Interests in the Borrower held by the Parent or any subsidiary of the Parent to be subject to any Lien.

(b) Any Subsidiary that directly or indirectly owns Equity Interests in any Subsidiary Guarantor to have such Equity Interests subject to any Lien or other encumbrance (other than in favor of the Administrative Agent).

Section 6.14 Indebtedness. The Borrower will not, and will not permit any of the Loan Parties or any of their subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

(c) Indebtedness of Non-Borrowing Base Property Owners, provided that does not cause non-compliance with the financial covenants set forth in Section 6.16;

(d) Indebtedness existing on the date hereof and set forth in Schedule 6.14 attached hereto and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that such Indebtedness does not cause non-compliance with the financial covenants set forth in Section 6.16;

(e) Guarantees by the Borrower of Indebtedness of any Subsidiary, by the Parent of Indebtedness of the Borrower or any Subsidiary, and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that such Guarantees do not cause non-compliance with the financial covenants set forth in Section 6.16 or cause a Borrowing Base Property to fail to meet the criteria for an Eligible Property; and

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(f) additional Indebtedness of the Parent, the Parent Subsidiary Guarantors, the Borrower or any of its Subsidiaries in an aggregate principal amount at any one time outstanding that would not cause a violation of Section 6.16 or cause a Borrowing Base Property to fail to meet the criteria for an Eligible Property.

Section 6.15 Accounting. The Borrower will not, and will not permit any other Borrower Group Entity to, make any material change in accounting policies or reporting practices, except as required by GAAP, FASB, Securities Exchange Commission or other Governmental Authority.

Section 6.16 Financial Covenants. The Borrower will not permit the non-compliance with any of the following covenants and ratios at any time, such covenants and ratios to be tested as of the last day of each Fiscal Quarter for the Measuring Period falling within such Fiscal Quarter and to be adjusted to take into account any Borrowings and additions and releases of Borrowing Base Properties and Dispositions of Non-Borrowing Base Properties occurring subsequent to such Measuring Period but prior to the delivery of the financial statements required to test such covenants and ratios:

(a) Maximum Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not exceed sixty percent (60%).

(b) Maximum Consolidated Secured Leverage Ratio. The Consolidated Secured Leverage Ratio shall not exceed forty percent (40%).

(c) Maximum Consolidated Secured Recourse Indebtedness Ratio. The Consolidated Secured Recourse Indebtedness Ratio shall not exceed ten percent (10%).

(d) Minimum Consolidated Fixed Charges Coverage Ratio. The Consolidated Fixed Charges Coverage Ratio shall not be less than 1.50 to 1.00.

(e) Minimum Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth shall not be less than the sum of (i) $705,084,000 plus (ii) an amount equal to eighty-five percent (85%) of the aggregate amount of any net cash proceeds of any Equity Issuances received by the Parent or the Borrower after the Effective Date (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in the Borrower or the Parent, up to the amount paid by the Borrower or the Parent in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that the Consolidated Tangible Net Worth shall not have increased as a result of any such proceeds).

(f) Maximum Consolidated Unencumbered Indebtedness Ratio. The Consolidated Unencumbered Leverage Ratio shall not exceed sixty percent (60%).

(g) Minimum Unencumbered Debt Service Coverage Ratio. The Unencumbered Debt Service Coverage Ratio shall not be less than 1.50 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of any interest, five (5) days (except that there shall be no grace period for interest due on the Maturity Date) and (ii) in the case of any fee or other amount, ten (10) days after notice from the Administrative Agent, any Lender or Issuing Bank;

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(c) any representation or warranty made or deemed made by or on behalf of the Borrower or other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.05(a) or 5.10 or Article VI (other than Sections 6.10(a), (b) and (d), or Section 6.11) or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in the Guaranty;

(e) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any of Sections 5.01, 5.02 or 5.09 and such failure continues unremedied for ten (10) Business Days after such failure has occurred;

(f) any Loan Party shall fail to perform or observe any other covenant or agreement (not otherwise specified in this Article VII) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after the earlier of notice from the Administrative Agent or the actual knowledge of the Loan Party, and in the case of a default that cannot be cured within such thirty (30) day period despite the Borrower’s diligent efforts but is susceptible of being cured within ninety (90) days of such actual knowledge or the Borrower’s receipt of the Administrative Agent’s original notice, as the case may be, then the Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of ninety (90) days from such actual knowledge or the Borrower’s receipt of the Administrative Agent’s original notice;

(g) the Borrower or any other Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than Non-Recourse Indebtedness), when and as the same shall become due and payable, after giving effect to any applicable grace period, or (ii) any event or condition occurs that results in any Material Indebtedness (other than Non-Recourse Indebtedness) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this subsection (g)(ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (y) any redemption, conversion or settlement of any convertible Material Indebtedness of the Parent or the Borrower (and cash in lieu of fractional shares or units) and/or cash (in lieu of such Equity Interests in an amount determined by reference to the price of the common stock of the Parent at the time of such redemption, conversion or settlement) pursuant to its terms unless such redemption, conversion or settlement results from a default thereunder or an event of a type that constitutes an Event of Default;

(h) any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;

(i) (i) the Parent or the Borrower becomes unable to pay its debts as they become due, or any Loan Party admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Loan Party and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;

(j) there is entered against any one or more Loan Parties (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $35,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty

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(60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(k) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would result in liability of any Borrower Group Entity under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000, or (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $20,000,000;

(l) any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in all material respects; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(m) the failure by the Consolidated Group to remediate within the time period permitted by law or governmental order (or within a reasonable time give the nature of the problem if no specific time period has been given) material environmental problems related to properties whose aggregate book values are in excess of $10,000,000 after all administrative hearings and appeals have been concluded;

(n) after the Parent has elected to be treated as a “real estate investment trust” in accordance with Section 856 of the Code, the Parent ceases to be treated as a “real estate investment trust” in accordance with Section 856 of the Code in any taxable year;

(o) a Change in Control shall occur;

(p) the Parent or the Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by the Parent or the Borrower seeking the termination, dissolution or liquidation of such Person;

(q) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens not prohibited under Section 6.01);

then, and in every such event (other than an event with respect to the Borrower described in clause (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In addition to any other rights and remedies granted to them in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other Applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Borrower or any other Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith

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sell, lease, assign give option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. The Borrower further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Borrower or any other Loan Party. To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights granted to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document after the occurrence and during the continuation of an Event of Default. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, the other Loan Parties or any of their subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower Group Entities that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) so long as no Event of Default has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and, to the extent required, consented to by the Borrower, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

ARTICLE IX

Miscellaneous

Section 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 405 Park Avenue, 15th Floor, New York, New York 10022, Attention of General Counsel (Telecopy No. 212-421-5799), with a copy to it at 405 Park Avenue, 15th Floor, New York, New York 10022, Attention of Chief Financial Officer (Telecopy No. 212-421-5799);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Commercial Real Estate Loan Administration, Chase Tower Phoenix, 201 N. Central Avenue, 14th Floor, AZ1-1009, Phoenix, Arizona 85004, Attention of Chris Jennings (Telecopy No. 602-221-1116), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New

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York 10017, Attention of Rita Lai (Telecopy No. 212-534-6301); and for e-mail communications permitted hereunder to christine.l.jennings@jpmorgan.com and onebase@jpmchase.com;

(iii) if to the Issuing Bank, to it at 201 N. Central Avenue, 14th Floor, AZ1-1009, Phoenix, Arizona 85004, Attention of Chris Jennings (Telecopy No. 602-221-1116);

(iv) if to the Swingline Lender, to it at 201 N. Central Avenue, 14th Floor, AZ1-1009, Phoenix, Arizona 85004, Attention of Chris Jennings (Telecopy No. 602-221-1116); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated

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therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document, nor any provision hereof or thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties party thereto and the Required Lenders or by the Loan Parties party thereto and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) waive any condition set forth in Section 4.01 without the written consent of each Lender or (vii) release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant in accordance with this Agreement or the Guaranty (in which case such release may be made by Administrative Agent acting alone); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

Section 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including (x) the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent (and, to the extent the Administrative Agent reasonably requires, additional legal counsel in any jurisdiction located outside of the State of New York (including the jurisdiction of any other State of the United States or any foreign jurisdiction)), in connection with the due diligence related to the Transactions, the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (y) the reasonable and documented out-of-pocket costs incurred by the Administrative Agent in connection with the inspection of the proposed Borrowing Base Properties on an annual basis and (z) the reasonable and documented out-of-pocket cost incurred by the Administrative Agent and an insurance consultant and for the review of appraisals, Acceptable Environmental Reports and property condition reports, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) The Borrower shall indemnify the Administrative Agent, each Arranger, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold

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each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by Applicable Law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee (other than an Ineligible Institution);

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(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment;

(C) the Issuing Bank; and

(D) the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and Applicable Laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Borrower or any of its Affiliates, (d) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business or (e) any publicly traded or privately held real estate investment trust or any Affiliate thereof; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Credit Exposure or Commitments, as the case may be.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall

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continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d), 2.22(c) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the

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contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to any Borrower Group Entity or any of their Affiliates without the prior consent of each Lender.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made

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any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (but not to an Ineligible Institution) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations (but not to an Ineligible Institution), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower relating to the Borrower Group Entities or their respective businesses, other than any such information

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that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.14 [Intentionally Omitted]

Section 9.15 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

[remainder of page intentionally left blank]

75

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P., a Delaware limited partnership

By:	American Realty Capital Trust V, Inc., a Maryland corporation, its general partner

By: /s/ Jesse C. Galloway

Name: Jesse C. Galloway

Title: Authorized Signatory

[signatures continue on following page]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By: /s/ Rita Lai

Name: Rita Lai

Title: Senior Credit Banker

[signatures continue on following pages]

LENDERS:

JPMORGAN CHASE BANK, N.A.

By: /s/ Rita Lai

Name: Rita Lai

Title: Senior Credit Banker

[signatures continue on following page]

REGIONS BANK

By: /s/ Michael R Mellott

Name: Michael R Mellott

Title: Director

[end of signatures]

SCHEDULE 1.01 -- INITIAL GUARANTORS

1.	American Realty Capital Trust V, Inc., a Maryland corporation

SCHEDULE 2.01 – COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$100,000,000.00
Regions Bank	$100,000,000.00
Total Commitments	$200,000,000.00

SCHEDULE 2.05 -- INITIAL BORROWING BASE PROPERTIES

None.

SCHEDULE 3.13 – SUBSIDIARIES; EQUITY INTERESTS

Part A:

Parent owns 99.01% of Borrower

Borrower owns 100% of each entity listed in Part B below.

Part B:

ARC DGSVNMO001, LLC

ARC DGMSNTX002, LLC

ARC WGPNBAR001, LLC

ARC DGBGLLA001, LLC

ARC DGDNDLA001, LLC

ARC AZCTOLA001, LLC

ARC DGATHMI001, LLC

ARC DGFLRMI001, LLC

ARC DGHDNMI001, LLC

ARC DGMKNMI001, LLC

ARC DGRSEMI001, LLC

ARC BFFTMFL001, LLC

ARC DGBNBGA001, LLC

ARC DGVNLTN001, LLC

ARC TSVRNCT001, LLC

ARC DGMRALA001, LLC

ARC MFTSEFL002, LLC

ARC FDBTLKY001, LLC

ARC LWMCNGA001, LLC

ARC LWFYTNC001, LLC

ARC LWNBNNC001, LLC

ARC LWRMTNC001, LLC

ARC LWAKNSC001, LLC

ARC ORMNTWI001, LLC

ARC FLCLTNC001, LLC

ARC FDDNVAR001, LLC

ARC WGTKRGA001, LLC

ARC DGNTALA001, LLC

ARC DGGSBVA001, LLC

ARC FDCHLID001, LLC

ARC CHLKJTX001, LLC

ARC CHVCTTX001, LLC

ARC CVANSAL001, LLC

ARC JCWSTCO001, LLC

ARC JCHUSTX001, LLC

ARC DGBDRTX001, LLC

ARC DGBLEMO001, LLC

ARC DGBVLMN001, LLC

ARC DGDECIL002, LLC

ARC DGDIATX001, LLC

ARC DGELRMO001, LLC

ARC DGELYMN001, LLC

ARC DGHVLMO001, LLC

ARC DGLBKTX006, LLC

ARC DGLCRMN002, LLC

ARC DGLNJMO001, LLC

ARC DGMTVIL001, LLC

ARC DGNXAMO001, LLC

ARC DGRMDMN001, LLC

ARC DGRNKIL001, LLC

ARC DGSJSMO002, LLC

ARC DGSSPOK001, LLC

ARC DGSSPOK002, LLC

ARC DGSSPOK003, LLC

ARC DGTXRTX001, LLC

ARC DGWSRMO001, LLC

ARC FDOKWTX001, LLC

ARC TSMMSFL001, LLC

ARC TSPSWNH001, LLC

Part C:

None.

SCHEDULE 3.17 – TAXPAYER IDENTIFICATION NUMBERS

Parent – 90-0929989

Borrower – 30-0762053

SCHEDULE 6.01 -- EXISTING LIENS

None.

SCHEDULE 6.02 -- EXISTING INVESTMENTS

Brandywine Realty Trust	6.9% Series E Preferred Stock	15,000
CBL & Associates Properties, Inc.	6.625% Series E Preferred Stock	198,000
Cedar Realty Trust Inc	7.25% Series B Preferred Stock	89,775
Commonwealth REIT	5.75% Senior Notes Senior Notes	25,000
Cousins Properties Inc.	7 1/2% Series B Preferred Stock	104,770
Duke Realty Corp	6.60% Series L Preferred Stock	50,000
National Retail Properties	6.625% Series D Preferred Stock	40,000
Penn Real Estate Invest	7.375% Series B Preferred Stock	95,000
Sun Communities	7.125% Series A Preferred Stock	120,000
UMH Properties Inc	8.25% Series A Preferred Stock	18,500
Urstatd Biddle Props Inc	Series F 7.125% Preferred Stock	55,000
Alexandria Real Estate	6.45% Series E Preferred Stock	40,000
Commonwealth REIT	7 1/4% Series E Preferred Stock	104,100
Coresite Realty Corp	7.25% Series A Preferred Stock	120,000
CubeSmart	7.75% Series A Preferred Stock	21,198
DDR Corp	6.5% Series J Preferred Stock	157,975
Digital Realty	5.875% Series G Preferred Stock	80,000
Entertainment Properties	6.625% Series F Preferred Stock	120,000
Equity Lifestyle Properties	6.75% Series C Preferred Stock	26,372
Excel Trust Inc	8.125% Series B Preferred Stock	10,000
General Growth Properties, Inc.	6.375% Series A Preferred Stock	105,000
Glimcher Realty Trust	7.5% Series H Preferred Stock	14,126
Glimcher Realty Trust	6.875% Series I Preferred Stock	120,000
KIMCO Realty Corp	5.5% Series J Preferred Stock	76,804
LaSalle Hotel Properties	6.375% Series I Preferred Stock	29,505
MFA Financial	7.50% Series B Preferred Stock	80,000
Northstar Realty	8.875% Series C Preferred Stock	50,000
Northstar Realty Finance LP	Common Stock Common Equity	37,500
PS Business Parks Inc.	5.75% Series U Preferred Stock	89,750
Public Storage	5.375% Series V Preferred Stock	25,000
Regency Centers Corporation	6.0% Series 7 Preferred Stock	80,000
SL Green Realty Corp	6.5% Series I Preferred Stock	77,000
Sabra Health Care REIT, Inc.	7.125% Series A Preferred Stock	120,000
Senior Housing Property Trust	5.625% Senior Notes Senior Notes	50,000
Stag Industrial	6.625% Series B Preferred Stock	120,000
Taubman Ctrs Inc	6.25% Series K Preferred Stock	120,000
Ventas Capital Corp.	5.45% Senior Notes Senior Notes	50,000
Total		2,735,375

Commercial Paper Note Investments as of 9/10/2013

1.	Investment of $3.0 million in Commercial Paper Notes, issued by Kookmin Bank, acting through its principal office in The Republic of Korea or its New York Branch, with a maturity date of September 12, 2013.

2.	Investment of $2.2 million in Commercial Paper Notes, issued by BANCO SANTANDER CHILE, with a maturity date of September 17, 2013.

3.	Investment of $3.0 million in Commercial Paper Notes, issued by TALISMAN ENERGY, Inc., with a maturity date of September 25, 2013.

4.	Investment of $3.0 million of Short-Term Notes, issued by AXA FINANCIAL INC. (and Guaranteed by AXA SA), with a maturity date of October 7, 2013.

5.	Investment of $3.0 million of Commercial Paper Notes, issued by Electricite de France, with a maturity date of October 7, 2013.

6.	Investment of $3.0 million of Commercial Paper Notes, issued by Anglesea Funding plc and Anglesea Funding LLC, with a maturity date of October 30, 2013.

7.	Investment of $3.0 million of Commercial Paper Notes, issued by Mountcliff Funding LLC, with a maturity date of October 30, 2013.

8.	Investment of $3.0 million in Commercial Paper Notes, issued by SOCIETE GENERALE NORTH AMERICA, INC. (and Guaranteed by SOCIETE GENERALE), with a maturity date of November 1, 2013.

9.	Investment of $1.5 million in Commercial Paper Notes, issued by BPCE, with a maturity date of November 1, 2013.

10.	Investment of $3.0 million in Commercial Paper Notes, issued by ABN AMRO Funding USA, LLC (and Guaranteed by ABN AMRO Bank N.V.), with a maturity date of November 4, 2013.

11.	Investment of $3.0 million in Commercial Paper Notes, issued by Eni Coordination Center SA (and Guaranteed by Eni S.p.A.), with a maturity date of November 27, 2013.

12.	Investment of $3.0 million in Certificate of Deposits, issued by Bank of America NA, with a maturity date of December 2, 2013.

13.	Investment of $3.0 million in Short-Term Notes, issued by CREDIT AGRICOLE NORTH AMERICA, INC. (and Guaranteed by CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK), with a maturity date of December 2, 2013.

14.	Investment of $3.0 million in Commercial Paper Notes, issued by DEXIA CREDIT LOCAL, NEW YORK BRANCH U.S. DOLLAR COMMERICAL PAPER PROGRAM (and Guaranteed by THE KINGDOM OF BELGIUM, THE FRENCH REPUBLIC AND THE GRAND DUCHY OF LUXEMBORG), with a maturity date of December 5, 2013.

SCHEDULE 6.08 -- EXISTING RESTRICTIONS

None.

SCHEDULE 6.14 -- EXISTING INDEBTEDNESS

None.

EXHIBIT A -- FORM of ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender][1] ]

3.	Borrower:	American Realty Capital Operating Partnership V, L.P., a Delaware limited partnership

4.	Administrative Agent:	JPMorgan Chase Bank, N.A.

5.	Credit Agreement:	The Credit Agreement dated as of September 23, 2013 among American Realty Capital Operating Partnership V, L.P., the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available

1 Select as applicable.

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[remainder of page intentionally left blank]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

[Consented to and]3 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:

Title:

Name:

[Consented to:]4

[NAME OF RELEVANT PARTY]

By:

Title:

Name:

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4 To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank or the Borrower) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B -- Form of Note

PROMISSORY NOTE

$______________

__________, 201_

New York, New York

FOR VALUE RECEIVED, AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P., a Delaware limited partnership (“Maker”), hereby promises to pay to the order of __________________________ (the “Lender”), in accordance with the Credit Agreement (as hereinafter defined), the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Maker under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of September 23, 2013 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among Maker, the lenders party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent, and evidences Loans made by the Lender thereunder. Each initially capitalized term used but not defined in this Note has the meaning assigned to such term in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including attorneys’ fees and disbursements.

All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

MAKER:

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P., a Delaware limited partnership

By:	American Realty Capital Trust V, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

EXHIBIT C -- FORM OF GUARANTY

[see attached]

Execution Version

GUARANTY

THIS GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of September 23, 2013, is made by each Guarantor named in the signature pages hereof and each Joinder Guarantor hereafter executing a Joinder Agreement hereto (each a “Guarantor” and, collectively, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A. in its capacity as administrative agent (in such capacity, the “Administrative Agent”) on behalf of the Lenders and the Issuing Bank (as defined in the Credit Agreement described below; the Administrative Agent, the Issuing Bank and the Lenders are collectively referred to herein as the “Guaranteed Parties” and individually as a “Guaranteed Party”).

RECITALS

A. American Realty Capital Operating Partnership V, L.P., a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), the Issuing Bank and the Administrative Agent, are parties to a Credit Agreement dated as of the date hereof (as amended, modified, renewed, extended or amended and restated from time to time, the “Credit Agreement”).

B. It is a condition precedent to the making of the Loans and the issuances of the Letters of Credit under the Credit Agreement that each Guarantor guarantee the indebtedness and other obligations of the Borrower to the Guaranteed Parties under the Credit Agreement, the Notes and the other Loan Documents as set forth herein. Each Guarantor will derive substantial direct and indirect benefits from the making of the Loans to, and issuances of Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement.

AGREEMENT

Accordingly, to induce the Administrative Agent, the Issuing Bank and the Lenders to enter into the Credit Agreement, and in consideration thereof, each Guarantor hereby agrees as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. Each initially capitalized term used in this Guaranty (including in the recitals hereof) and not otherwise defined herein has the meaning assigned to it in the Credit Agreement.

(b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Avoidance Provisions” has the meaning set forth in Section 2.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Collateral” has the meaning set forth in Section 3.

“Discharge Date” has the meaning set forth in Section 6.

“dollars” means lawful money of the United States of America.

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition,

1

marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under the Bankruptcy Code or any similar Debtor Relief Laws.

“Joinder Guarantor” has the meaning set forth in Section 24.

(c) Interpretation. The rules of interpretation set forth in Sections 1.02 through 1.04 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

SECTION 2 Guaranty.

(a) Guaranty. Each Guarantor hereby, on a joint and several basis, unconditionally and irrevocably guarantees to the Administrative Agent (on behalf of the Guaranteed Parties) and its successors and permitted endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by mandatory prepayment, declaration, acceleration, demand or otherwise) of the indebtedness, liabilities and other payment obligations of the Borrower to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all amounts owing in respect of the Letters of Credit, all interest accrued thereon, all fees due under the Credit Agreement, all indemnification obligations of the Borrower, and all other amounts payable by the Borrower to the Guaranteed Parties thereunder. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or any similar Debtor Relief Law, and including interest that accrues after the commencement by or against any Borrower Group Entity or any Affiliate thereof of any Insolvency Proceeding naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantors pursuant to this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the “Guaranteed Obligations.” Notwithstanding any provision hereof or in any other Loan Document to the contrary, no Guarantor shall be required to provide a guarantee in respect of any Obligation under any Swap Contract if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Security Documents to secure, such Obligation under such Swap Contract (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Obligation under such Swap Contract but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.

(b) Acknowledgement of Benefits received by each Guarantor; Avoidance Provisions.

(i) Each Guarantor acknowledges that it has received, or will receive, significant financial and other benefits, either directly or indirectly, from the proceeds of the Loans made by the Lenders to the Borrower pursuant to the Credit Agreement and from the issuances of the Letters of Credit by the Issuing Bank for the account of the Borrower pursuant to the Credit Agreement; that the benefits received by such Guarantor are reasonably equivalent consideration for such Guarantor’s execution of this Guaranty and the other Loan Documents to which it is a party; and that such benefits include, without limitation, the access to capital afforded to the Borrower pursuant to the Credit Agreement from which the Borrower will be able to support the activities of such Guarantor. Each Guarantor is executing this Guaranty and the other Loan Documents in consideration of those benefits received by it.

(ii) It is the intent of each Guarantor, the Administrative Agent and the other Guaranteed Parties that in any proceeding under the Bankruptcy Code or any similar Debtor Relief Laws, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the Guaranteed Obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guaranteed Parties under the Loan Documents) to be avoidable or unenforceable against such Guarantor in such proceeding as a result of Applicable Laws, including, without limitation, (A) Section 548 of the Bankruptcy Code of the United States and (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of the United States or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the Guaranteed Obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other

2

Guaranteed Parties under the Loan Documents) that shall be determined in any such proceeding are referred to herein as “Avoidance Provisions”. Accordingly, to the extent that the obligations of a Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to the greater of (i) the amount which, as of the time any of the Guaranteed Obligations are deemed to have been incurred by such Guarantor under the Avoidance Provisions, would not cause the Guaranteed Obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guaranteed Parties under the Loan Documents), to be subject to avoidance under the Avoidance Provisions and (ii) the amount which, as of the time demand is made hereunder upon such Guarantor for payment on account of the Guaranteed Obligations, would not cause the Guaranteed Obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guaranteed Parties under the Loan Documents), to be subject to avoidance under the Avoidance Provisions. The provisions of this Section 2(b) are intended solely to preserve the rights of the Administrative Agent and the other Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guaranteed Parties under the Loan Documents) to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the other Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

SECTION 3 Liability of Guarantors. The liability of the Guarantors under this Guaranty shall be irrevocable, absolute, independent and unconditional, except as expressly provided herein, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment in full of all Guaranteed Obligations (other than contingent indemnification obligations for which no demand has been made), the defense that such amounts are not due or payable under the terms of the applicable Loan Documents (whether or not such Loan Documents are enforceable against the Borrower) or the release of such Guarantor from this Guaranty in accordance with Section 24. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that, subject to the defenses set forth in the foregoing sentence, as follows:

(a) such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against the Borrower, any other Guarantor or any other Person, or against any collateral for the Obligations (the “Collateral”);

(b) this Guaranty is a guaranty of payment when due and not merely of collectability;

(c) such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied. Without limiting the generality of the foregoing, if the Administrative Agent (or any of the Guaranteed Parties) is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay, perform or complete a portion of the Guaranteed Obligations, such judgment shall not be deemed to release any Guarantor from its covenant to pay, perform or complete the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by any such Guarantor or the Borrower, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; and

(d) such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(i) any Insolvency Proceeding with respect to the Borrower, any other Guarantor, any other Borrower Group Entity or any other Person;

(ii) any limitation, discharge, or cessation of the liability of the Borrower, such Guarantor, any other Borrower Group Entity or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(iii) any merger, acquisition, consolidation or change in structure of the Borrower, such Guarantor, any other Borrower Group Entity or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or ownership interests in the Borrower, such Guarantor, any other Guarantor or any other Person;

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(iv) any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents to the extent permitted under and in accordance with the terms of the Credit Agreement, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any of the Collateral to the extent permitted under and in accordance with the terms of the Credit Agreement;

(v) any counterclaim or setoff that the Borrower, such Guarantor, any other Borrower Group Entity or other Person may have or assert;

(vi) the incapacity or lack of corporate or other authority to execute any of the Loan Documents by any Loan Party or any other Person;

(vii) any amendment, modification, renewal or extension of any Loan Document, any Guaranteed Party’s cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral, or any Guaranteed Party’s exchange, release, or waiver of any Collateral;

(viii) any Guaranteed Party’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral, including any Guaranteed Party’s compromise, release, settlement or waiver with or of the Borrower, any other Borrower Group Entity or any other Person;

(ix) any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(x) any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

(xi) any other guaranty, whether by such Guarantor, any other Borrower Group Entity or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower or any other Borrower Group Entity to any Guaranteed Party.

SECTION 4 Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(a) the principal amount of the Guaranteed Obligations may be increased or decreased and additional obligations of the Borrower and any other Borrower Group Entity under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise (in which case the liability of the Guarantors shall be extended or changed to the same extent);

(c) the time for the Borrower’s, any Borrower Group Entity’s or any other Person’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper; provided that in the event of a written waiver, extension or other modification of the terms of a Guaranteed Obligation, the obligations of the Guarantors shall be waived, extended or otherwise modified to the same extent;

(d) any Guaranteed Party may discharge or release, in whole or in part, the Borrower from payment and performance of all or any part of the Guaranteed Obligations or any other Borrower Group Entity from payment and performance of its obligations under the Loan Documents, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall any Guaranteed Party be liable to the Guarantors for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;

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(e) in addition to the Collateral, the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(f) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower or any other Borrower Group Entity to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

(g) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of any Guarantor against the Borrower or any other Borrower Group Entity;

all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5 Guarantor Waivers.

(a) Certain Waivers. Each Guarantor waives and agrees not to assert:

(i) any right to require any Guaranteed Party (A) to marshal assets in favor of the Borrower, such Guarantor, any other Borrower Group Entity or any other Person, (B) to proceed against the Borrower, any other Borrower Group Entity or any other Person, (C) to proceed against or exhaust any of the Collateral, (D) to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9-611 of the Uniform Commercial Code (or any equivalent provision of any other Applicable Laws) or (E) to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor, any other Borrower Group Entity or any other Person; and

(iv) any rights to setoffs and counterclaims.

(b) Additional Waivers. Each Guarantor waives any and all notice of (i) the acceptance of this Guaranty, (ii) the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, (iii) the reliance by the Guaranteed Parties upon this Guaranty, and (iv) the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, such Guarantor, any other Borrower Group Entity or any other Person with respect to the Guaranteed Obligations.

(c) Independent Obligations. The Guaranteed Obligations of each Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other Borrower Group Entity (including any other Guarantor hereunder) and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against such Guarantor, whether or not the Borrower or any such other Borrower Group Entity is joined therein or a separate action or actions are brought against the Borrower or any such other Borrower Group Entity.

(d) Disclosure of Financial Condition of Borrower and Other Borrower Group Entities/Other Information. No Guarantor shall have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower, any Borrower Group Entity, the ability of the Borrower to pay and perform the Guaranteed Obligations or the ability of any other Borrower Group Entity to pay or perform its obligations under the Loan

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Documents; (ii) the Guaranteed Obligations; (iii) the Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6 Guarantors’ Rights of Subrogation, Contribution, Etc.; Impairment of Subrogation Rights.

(a) Subrogation and Contribution. Until the later of the date on which (i) the Guaranteed Obligations (other than contingent indemnification obligations for which no demand has been made) shall have been indefeasibly paid in full, and (ii) the Commitments have been terminated or expired and all of the Letters of Credit have been terminated or expired (or cash collateralized pursuant to Section 2.06(c) of the Credit Agreement) (such later date, the “Discharge Date”), each Guarantor hereby waives any claim, right or remedy, direct or indirect, that any Guarantor now has or may hereafter have against the Borrower, any other guarantor (including any other Guarantor hereunder) or any other Borrower Group Entity or any of the assets of the Borrower, any other guarantor (including any other Guarantor hereunder) or any other Borrower Group Entity in connection with any payment by such Guarantor of its obligations under this Guaranty, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and, including without limitation, (A) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower, any other guarantor (including any other Guarantor hereunder) or any other Borrower Group Entity, (B) any right to enforce, or to participate in, any claim, right or remedy that any Guaranteed Party now has or may hereafter have against the Borrower, any other guarantor (including any other Guarantor hereunder) or any other Borrower Group Entity, and (C) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by or on behalf of any Guaranteed Party. In addition, until the Discharge Date, each Guarantor shall withhold exercise of any right of contribution which such Guarantor may have against any other guarantor of the Obligations (including any other Guarantor hereunder), any other Borrower Group Entity or the Guaranteed Obligations in respect of payments made by such Guarantor under this Guaranty, but thereafter may seek contribution from any other guarantor (including any other Guarantor hereunder) of the Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its right of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnification or contribution such Guarantor may have against the Borrower, any other guarantor (including any other Guarantor hereunder) or any other Borrower Group Entity or against any Collateral or other security shall be junior and subordinate to (x) any rights the Guaranteed Parties may have against the Borrower, the other Borrower Group Entities or such other guarantors and (y) to all right, title and interest the Guaranteed Parties may have in any such Collateral or other security. If any amount shall be paid to such Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Discharge Date, such amount shall be held in trust for the Administrative Agent (on behalf of the Lenders) and shall forthwith be paid over to the Administrative Agent (on behalf of the Lenders) to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

(b) Impairment of Subrogation Rights. Each Guarantor agrees that, upon the occurrence of an Event of Default, the Administrative Agent may elect to foreclose either nonjudicially or judicially against any Collateral, or any part thereof, or accept an assignment of any such Collateral in lieu of foreclosure, or compromise or adjust any part of such obligations, or make any other accommodation with the Borrower, any other Borrower Group Entity or any other guarantor (including any other Guarantor hereunder), or exercise any other remedy against the Borrower, any other Loan Party, any other guarantor, or any Collateral, in each case in accordance with the applicable provisions of the Credit Agreement and the other Loan Documents. Except to the extent the Guaranteed Obligations (other than contingent indemnification obligations for which no demand has been made) are indefeasibly paid in full and satisfied thereby, no such action by any Guaranteed Party will release or limit the liability of such Guarantor to the Guaranteed Parties, and such Guarantor shall remain liable under this Guaranty after such action, even if the effect of that action is to deprive such Guarantor of the right to collect reimbursement from the Borrower, any other Borrower Group Entity, any other guarantor (including any other Guarantor hereunder) or any other Person for any sums paid to the Administrative Agent, any Lender or any other Guaranteed Party or such Guarantor’s rights of subrogation, contribution, or indemnity against the Borrower, any other Borrower Group Entity, any other guarantor (including any other Guarantor hereunder) or any other Person. Without limiting the foregoing, it is understood and agreed that, on any foreclosure or conveyance in lieu of foreclosure of any Collateral held by the Administrative Agent, such Collateral will no longer exist, and that any right that such Guarantor might otherwise have, on full payment of the Guaranteed Obligations by such Guarantor to the Administrative Agent, any Lender or any other Guaranteed Party, to participate in any such Collateral or to be subrogated to any rights of the Administrative Agent, any Lender or any other Guaranteed Party with respect to any such Collateral will be

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nonexistent; nor shall such Guarantor be deemed to have any right, title, interest or claim under any circumstances in or to any real or personal property held by the Administrative Agent or any third party following any foreclosure or conveyance in lieu of foreclosure of any such Collateral.

(c) Further Agreements. Without limiting any of the other waivers and provisions set forth in this Guaranty, each Guarantor hereby intentionally, freely, irrevocably and unconditionally agrees as follows:

(i) such Guarantor waives all rights and defenses that such Guarantor may have because the Guaranteed Obligations are secured by equity interests and real property; this means, among other things: (A) the Administrative Agent and the Lenders may collect from such Guarantor without first foreclosing on any such equity interests or real property; and (B) if the Administrative Agent or the Lenders foreclose on any equity interests or real property: (I) the amount of the Guaranteed Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price; and (II) the Administrative Agent and the Lenders may collect from such Guarantor even if the Administrative Agent, by foreclosing on such equity interests or real property, has destroyed any right such Guarantor may have to collect from the Borrower, any other guarantor (including any other Guarantor hereunder) or any other Borrower Group Entity. This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because the Guaranteed Obligations are secured by equity interests and real property; and

(ii) such Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent and the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal or any other Person.

SECTION 7 Subordination. Each Guarantor has reviewed Section 5.15 of the Credit Agreement and hereby agrees to be bound by the terms and conditions of that Section.

SECTION 8 Continuing Guaranty. This Guaranty is a continuing guaranty relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Guarantor (that has not been released in accordance with Section 24) until the Discharge Date, whereupon this Guaranty automatically shall terminate and be of no further force or effect.

SECTION 9 Payments.

(a) Agreement to Pay. Each Guarantor jointly and severally hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against such Guarantor by virtue hereof, upon the failure of the Borrower or any other Borrower Group Entity to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), such Guarantor shall upon demand of the Administrative Agent, subject to the other terms and conditions of this Guaranty, forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to the Borrower or any other Borrower Group Entity, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower or such other Borrower Group Entity for such interest in any such Insolvency Proceeding). Such Guarantor shall make each payment hereunder, unconditionally in full without setoff, counterclaim (other than compulsory counterclaims) or other defense (other than the defense of indefeasible payment in full and other than the defense that such payment is not due or payable under the terms of the applicable Loan Documents (whether or not such Loan Documents are enforceable against the Borrower)), on the day when due in dollars, in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as the Administrative Agent shall specify in writing to such Guarantor.

(b) Tax Gross-Up. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory

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loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (other than Excluded Taxes) unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of any Guaranteed Party) is imposed upon such Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Administrative Agent, for the benefit of such Guaranteed Party, on the date on which such amount is due and payable hereunder, such additional amount in dollars as shall be necessary to enable such Guaranteed Party to receive the same net amount which such Guaranteed Party would have received on such due date had no such obligation been imposed upon such Guarantor, to the extent Borrower would be obligated to make such payment as set forth in Sections 2.15 and 2.17 of the Credit Agreement, as if such requirements were applicable to such Guarantor hereunder.

(c) Exercise of Setoff Rights. To the extent that any payment by or on behalf of the Borrower or any other Borrower Group Entity is made to the Administrative Agent or any other Guaranteed Party, or the Administrative Agent or any other Guaranteed Party exercises its right of setoff pursuant to Section 16 hereof, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or any similar Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

(d) Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any payments made hereunder, together with all fees, charges and other amounts which are treated as interest on such payments under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Guaranteed Party entitled to such payment in accordance with Applicable Law, the rate of interest payable in respect of such payment hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such payment but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Guaranteed Party in respect of such payment or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Guaranteed Party.

(e) Survival. The agreements in this Section 9 shall survive the Discharge Date.

SECTION 10 Representations and Warranties. Each Guarantor represents and warrants to each Guaranteed Party that:

(a) Organization and Powers. Such Guarantor (i) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (y) own or lease its assets and carry on its business and (z) execute, deliver and perform its obligations under this Guaranty, and (iii) except where the failure to do so individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, is duly qualified and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification.

(b) Authorization; No Conflict. The execution, delivery and performance by such Guarantor of this Guaranty has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene\ the terms of any of such Guarantor’s Organizational Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Liens created under any of the Loan Documents), or require any payment to be made under

(x) any contractual obligation to which such Guarantor is a party or affecting such Guarantor or the properties of such Guarantor or any of its subsidiaries in any material respects or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Guarantor or its property is subject in any material respect; or (iii) violate any Applicable Law.

(c) Governmental Authorizations; No Consents. No approval, consent, exemption, authorization, or other action by, or registration or filing with, any Governmental Authority is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, such Guarantor of this Guaranty, or (ii) the exercise by the Administrative Agent or any other Guaranteed Party of its rights under the this Guaranty or the remedies in respect of the Guaranteed Obligations.

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(d) Binding Obligation. This Guaranty has been duly executed and delivered by such Guarantor. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as may be limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally.

(e) [Reserved]

(f) Consideration. Such Guarantor has received at least “reasonably equivalent value” (as such phrase is used in §548 of the Bankruptcy Code and in comparable provisions of other Applicable Laws) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations.

(g) Independent Investigation. Such Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and each other Borrower Group Entity and all other matters pertaining to this Guaranty, and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Party with respect thereto. Such Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and each other Borrower Group Entity and any other matters pertinent hereto that such Guarantor may desire. Such Guarantor is not relying upon or expecting any Guaranteed Party to furnish to such Guarantor any information now or hereafter in any Guaranteed Party’s possession concerning the financial condition of the Borrower or any other Borrower Group Entity, or any other matter.

SECTION 11 Intentionally Omitted.

SECTION 12 Additional Affirmative Covenants. Until the Discharge Date, each Guarantor agrees that such Guarantor shall observe, perform and comply with all covenants applicable to such Guarantor set forth in Articles V and VI of the Credit Agreement that by their terms the Borrower is required to cause such Guarantor to observe, perform and comply with, as if such covenants were set forth in full herein.

SECTION 13 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

If to any Guarantor:

c/o American Realty Capital
405 Park Avenue, 15th Floor
New York, New York 10022
Attention: Andrew Winer
Telecopier No.: (212) 421-5799

with a copy to:

Proskauer Rose LLP

11 Times Square

New York, New York 10036

Attention: Ron D. Franklin, Esq.

Telecopier No.: (212) 969-2900

If to the Administrative Agent:

JPMorgan Chase Bank, N.A.
Loan and Agency Services Group

10 S. Dearborn, 7th Floor, IL1-0010
Chicago Illinois 60603

Attention: Passion Dobbins
Telecopier No.: (312) 385-7101

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and

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, New York 10017

Attention: Rita Lai

Telecopier No.: (212) 534-6301

with a copy to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: John J. McCarthy, Esq.

Telecopier No.: (212) 468-7900

If to any other Guaranteed Party, to it at its address (or telecopy number) set forth in the Credit Agreement.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(b) Notices and other communications to the Guaranteed Parties hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Each of the Guarantors and the Guaranteed Parties may change its address or telecopier number for notices and other communications hereunder by providing notice of such change to the other parties.

SECTION 14 No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any Guaranteed Party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 15 Costs and Expenses; Waiver of Consequential Damages; Etc.

(a) Costs and Expenses. Each Guarantor acknowledges the obligations of the Borrower to pay costs and expenses pursuant to Section 9.03 of the Credit Agreement and such Guarantor’s guarantee thereof pursuant to this Guaranty.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Laws, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Guaranteed Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by Applicable Laws, no Guaranteed Party shall assert, and the Administrative Agent (on behalf of each Guaranteed Party) hereby waives, any claim against any Guarantor, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

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(c) Issuer’s Acknowledgment. Each Guarantor that is a Borrowing Base Entity or an Intermediate Subsidiary hereby (i) acknowledges receipt of the Pledge Agreement, (ii) agrees promptly to note on its books the security interests granted to the Administrative Agent and confirmed under the Pledge Agreement, (iii) agrees to notify the Administrative Agent upon obtaining knowledge of any interest in favor of any Person in the applicable Securities Collateral that is adverse to the interest of the Administrative Agent therein and (iv) agrees that, upon written notice by Administrative Agent of the occurrence of an Event of Default and during the continuation of such Event of Default, it will comply with instructions of the Administrative Agent with respect to the applicable Securities Collateral (as defined in the Pledge Agreement) (including all Equity Interests in it) without further consent by the Parent or any other Person.

(d) Survival. The agreements in this Section 15 shall survive the resignation of the Administrative Agent or the Issuing Bank, the replacement of any Lender, the termination or expiration of the Commitments, the termination or expiration of the Letters of Credit and the repayment, satisfaction or discharge of the Guaranteed Obligations.

SECTION 16 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of each Guarantor against any and all of the Guaranteed Obligations of the Guarantors now or hereafter existing under this Guaranty to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank (by its acceptance hereof) agrees to notify the affected Guarantor and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 17 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective permitted successors and assigns, and no other Person (other than any Related Parties or Participant under the Credit Agreement) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than (a) the Guarantors, and (b) the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Parties thereof, and such obligations shall be limited to those expressly stated herein.

SECTION 18 Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.

(b) Assignment. No Guarantor shall have the right to assign or transfer its rights and obligations hereunder without the prior written consent of the Administrative Agent. Each Lender may sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 9.04 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, provided the Participant agrees to be subject to Section 2.18(c) of the Credit Agreement as though it were a Lender, such Participant, to the extent permitted by law, shall be deemed to have a right of setoff under Section 16 hereof in respect of its participation to the same extent as if it were such “Guaranteed Party”.

SECTION 19 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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(b) SUBMISSION TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY TO THIS GUARANTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 20 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 21 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by the Loan Documents, each Guarantor acknowledges and agrees that: (i) the credit facilities provided for under the Credit Agreement and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification of any Loan Document) are an arm’s-length commercial transaction between the Borrower, the Guarantors, the other Borrower Group Entities and their respective Affiliates, on the one hand, and the Administrative Agent, each Arranger, any bookrunner under the Credit Agreement, any documentation agent under the Credit Agreement and any syndication agent under the Credit Agreement, on the other hand, and each Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Loan Documents (including any amendment, waiver or other modification thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, each Arranger, each bookrunner under the Credit Agreement, each documentation agent under the Credit Agreement and each syndication agent under the Credit Agreement is each and has each been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, the Guarantors, any other Borrower Group Entity or any of the respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent, any Arranger, any bookrunner under the Credit Agreement, any documentation agent under the Credit Agreement or any syndication agent under the Credit Agreement has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower, the Guarantors, any other Borrower Group Entity or any of their respective Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification of any Loan Document (irrespective of whether the Administrative Agent, any Arranger, any bookrunner under the Credit Agreement, any documentation agent under the Credit Agreement or any syndication agent under the Credit Agreement has advised or is currently advising the Borrower, the Guarantors, any other Borrower Group Entity or any of their respective

12

Affiliates on other matters) and none of the Administrative Agent, any Arranger, any bookrunner under the Credit Agreement, any documentation agent under the Credit Agreement or any syndication agent under the Credit Agreement has any obligation to the Borrower, the Guarantors, any other Borrower Group Entity or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in the Loan Documents; (iv) the Administrative Agent, each Arranger, each bookrunner under the Credit Agreement, each documentation agent under the Credit Agreement and each syndication agent under the Credit Agreement and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Guarantors, the other Borrower Group Entities and their respective Affiliates, and none of the Administrative Agent, any Arranger, any bookrunner under the Credit Agreement, any documentation agent under the Credit Agreement or any syndication agent under the Credit Agreement has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, each Arranger, each bookrunner under the Credit Agreement, each documentation agent under the Credit Agreement and each syndication agent under the Credit Agreement have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification of any Loan Document) and each Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, each Arranger, each bookrunner under the Credit Agreement, each documentation agent under the Credit Agreement and each syndication agent under the Credit Agreement with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 22 Amendments and Waivers. This Guaranty shall not be amended except by written agreement of the Guarantors and the Administrative Agent (with any consent of the Lenders required under the Credit Agreement). No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent (with any consent of the Lenders required under the Credit Agreement). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23 Severability. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 24 Future Guarantors; Released Guarantors.

(a) At such time following the date hereof as any Subsidiary that directly or indirectly owns or leases a Borrowing Base Property or any subsidiary of the Parent that owns a direct or indirect interest in the Borrower (any such Subsidiary or subsidiary, a “Joinder Guarantor”) is required to join hereto pursuant to the terms of Section 2.05(e) or (j) of the Credit Agreement, such Joinder Guarantor shall execute and deliver to the Administrative Agent a Joinder Agreement, signifying its agreement to be bound by the provisions of this Guaranty as a Guarantor to the same extent as if such Joinder Guarantor had originally executed this Guaranty as of the date hereof. Each of the other Guarantors hereby consents to the execution and delivery of such Joinder Agreement without any further notice or consent of such Guarantor.

(b) If any Guarantor is entitled to be released from its obligations hereunder pursuant to Section 2.05(h) of the Credit Agreement, then such Guarantor shall be deemed released from its obligations hereunder upon compliance with Section 2.05(h) of the Credit Agreement, and each of the other Guarantors hereby consents to such release without any further notice or consent of such Guarantor. Notwithstanding such release, the Administrative Agent agrees, promptly upon request therefor by such Guarantor, to execute, deliver and record such further documents in relation to such release as such Guarantor may reasonably request.

SECTION 25 Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective as to any Guarantor when the Administrative Agent shall have such Guarantor’s executed counterpart hereof (or, with respect to a Joinder Guarantor, when the Administrative Agent shall have received an executed counterpart of such Joinder Guarantor’s Joinder Agreement). Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty.

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SECTION 26 Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each other Guaranteed Party, regardless of any investigation made by the Administrative Agent or any other Guaranteed Party or on their behalf, and shall continue in full force and effect as long as any Obligation shall remain unpaid or unsatisfied, any Lender’s Commitment shall remain unexpired or not terminated or any Letter of Credit shall remain unexpired or not terminated.

SECTION 27 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) by its acceptance hereof hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Guarantor in accordance with the Act.

[Remainder of page intentionally left blank.]

14

IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have executed this Guaranty, as of the date first above written.

GUARANTOR:

AMERICAN REALTY CAPITAL TRUST V, INC., a Maryland corporation

By:

Name:

Title:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as administrative agent

By:

Name:

Title:

EXHIBIT D -- FORM OF COMPLIANCE CERTIFCATE

COMPLIANCE CERTIFICATE

_____________________, 20__

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, New York 10017

Attention: The Administrative Agent to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of September 23, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Operating Partnership V, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Each initially capitalized term used herein, and not otherwise defined herein, has meaning given it in the Credit Agreement.

Pursuant to Section [2.05(b)(v)] [2.05(h)] [2.09(d)(vii)] [4.01(i)] [5.01(d)] [6.02(m)] [6.03(d)]of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1. The undersigned is a Financial Officer of the Borrower.

2. The undersigned has reviewed the Loan Documents and the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide reasonable detail of the transactions and financial conditions of the Borrower as provided in this Compliance Certificate.

3. As of the date of this Compliance Certificate, no Default and no Event of Default exists. [if such is not the case, specify the nature of such Default or Event of Default, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default].

4. As of the date of this Compliance Certificate, no change in GAAP or in the application thereof has occurred since the date of the Audited Financial Statements. [if such is not the case, specify the effect of such change on the financial statements].

5. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects on and as of the date hereof (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty was true and correct in all material respects as of such earlier date).

6. Attached hereto as Schedule ___ is a list of the Borrowing Base Properties.

7. Attached hereto as Schedule ___ is a list of the Non-Borrowing Base Properties.

8. [Attached hereto as Schedule ___ are reasonably detailed calculations establishing that the Borrower and its Subsidiaries are in compliance with the covenants contained in Section 6.16 of the Credit Agreement as of the most recently ended Fiscal Quarter.]5

[In connection with the Borrower’s request that [_________________________] be released from the Borrowing Base, attached hereto as Schedule ___ are reasonably detailed calculations establishing that after giving effect to such release the Borrower and its Subsidiaries will be in compliance with the financial covenants set forth in Sections 2.05(i) and 6.16 of the Credit Agreement.]6

5 Insert for Compliance Certificate given pursuant to Section 4.01(i), 6.02(m) or 6.03(d).

6 Insert for Compliance Certificates given pursuant to Section 2.05(h).

[In connection with the Borrower’s request that [_________________________] be included as a Borrowing Base Property, attached hereto as Schedule __ are reasonably detailed calculations establishing that the Borrower is in compliance with Sections 2.05(i) and 6.16 of the Credit Agreement as of the most recently ended Fiscal Quarter as to which financial statements have been delivered to the Administrative Agent and after giving effect to such request and any prepayment to be made and/or the acceptance of any Eligible Property as an additional or replacement Borrowing Base Property to be given concurrently with such request.]7

[Attached hereto as Schedule ___ are reasonably detailed calculations establishing that the Borrower and its Subsidiaries are in compliance with the covenants contained in Sections 2.05(i) and 6.16 of the Credit Agreement as of the end of the most recent Measuring Period ending at least forty-five days prior to Initial Maturity Date.]8

[Attached hereto as Schedule ___ are reasonably detailed calculations establishing that the Borrower and its Subsidiaries are in compliance with the covenants contained in Sections 2.05(i) and 6.16 of the Credit Agreement as of the end of the most recent Measuring Period.]9

9. As of the date of this Compliance Certificate, no material change in accounting policies or financial reporting practices by the Borrower, the Parent or any of their respective subsidiaries has occurred since the date of the Audited Financial Statements. [if such is not the case, specify the effect of such change on the financial statements or identify the disclosure in the attached financial statements where addressed]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

______________________

7 Insert for Compliance Certificates given pursuant to Section 2.05(b)(v).

8 Insert for the Compliance Certificate given pursuant to Section 2.09(d)(vii).

9 Insert for the Compliance Certificate given pursuant to Section 5.01.

[attach all appropriate schedules]

EXHIBIT E -- [INTENTIONALLY OMITTED]

EXHIBIT F -- FORM OF JOINDER AGREEMENT

FORM OF JOINDER AGREEMENT

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Re:	American Realty Capital Operating Partnership V, L.P.

Date: _________________ ___, 201__

Ladies and Gentlemen:

This Joinder Agreement is made and delivered pursuant to [Section 2.05(e)(i)] [Section 2.05(j)] of that certain Credit Agreement dated as of September 23, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Operating Partnership V, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Each initially capitalized term used in this Joinder Agreement and not otherwise defined herein has the meaning assigned to such term in the Credit Agreement.

The undersigned, ___________________________ [insert name of joining Guarantor], a ___________________________________________, is [a Borrowing Base Entity] [an Intermediate Subsidiary] [a subsidiary of the Parent that owns a direct or indirect interest in the Borrower], and hereby acknowledges that the undersigned is a “Guarantor” for all purposes of the Guaranty, and assumes all of the liabilities, duties and obligations of a “Guarantor” thereunder, effective from the date hereof, jointly and severally with each other “Guarantor” thereunder. The undersigned hereby agrees it will perform all of the obligations of a “Guarantor” under, and that it is bound in all respects by the terms of, the Guaranty to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. Additionally, and without limitation of the foregoing, the undersigned expressly consents to, ratifies and adopts for itself, all of the waivers set forth in the Guaranty.

The undersigned confirms that the representations and warranties set forth in the Guaranty are true and correct in all material respects as to the undersigned as of the date hereof. In addition to the foregoing, the undersigned confirms that the representations and warranties that are set forth in Article III of the Credit Agreement and are applicable to the undersigned are true and correct in all material respects as to the undersigned as of the date hereof (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date).

Additionally, the undersigned hereby agrees to observe, perform and comply with all covenants applicable to the undersigned set forth in Articles V and VI of the Credit Agreement that by their terms the Borrower is required to cause the undersigned to observe, perform and comply with, as if such covenants were set forth in full herein.

This Joinder Agreement shall constitute a Loan Document under the Credit Agreement.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement, as of the date first above written.

_____________________, a ____________________________

By:	_____________________
Name:
Title:

EXHIBIT G – FORM OF BORROWING BASE REPORT

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Date: _________ __, 20__

A. Borrowing Base Asset Value of all Borrowing Base Properties (See Schedule I):	$_______________________
B. The potential amount of the aggregate Credit Exposure of all of the Lenders such that the Borrowing Base Asset Value Ratio is not less than 1.67 to 1.0 (See Schedule II):	$_______________________
C. Implied Loan Amount (See Schedule III):	$_______________________
D. Borrowing Base (Lesser of Line B and Line C):	$_______________________
E. Commitments:	$_______________________
F(i). Aggregate Amount of all Outstanding Loans:	$_______________________
F(ii). Aggregate Swingline Exposure:	$_______________________
F(iii). Aggregate LC Exposure:	$_______________________
F(iv). Aggregate Credit Exposure of all of the Lenders (Sum of Line F(i) through F(iii)):	$_______________________
F(v). Aggregate unsecured Indebtedness of the Consolidated Group:	$_______________________
F(vi). Outstandings (Sum of Lines F(iv) through F(v)):	$_______________________
G. Availability (Lesser of (x) Line D and (y) Line E minus Line F(iv)):	$_______________________

This report (this “Report”) is submitted pursuant to that certain Credit Agreement, dated as of September 23, 2013 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P., a Delaware limited partnership (“Borrower”), the Lenders from time to time party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. The undersigned hereby certifies, as of the date first written above, that (a) the amounts and calculations herein and in Schedule I, Schedule II and Schedule III accurately reflect the Borrowing Base, Availability, and the aggregate Credit Exposure of all of the Lenders and (b) no Default has occurred or is continuing. Each initially capitalized term used herein without definition has the meaning ascribed to such term in the Agreement.

BORROWER:

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP V, L.P., a Delaware limited partnership

By:	American Realty Capital Trust V, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

SCHEDULE I
to Borrowing Base Report

Borrowing Base Asset Value of each Borrowing Base Property

Borrowing Base Property		Borrowing Base Asset Value
[tenant]	[address]	$[____________]

SCHEDULE II
to Borrowing Base Report

The potential amount of aggregate Credit Exposure of all of the Lenders such that the Borrowing Base Asset Value Ratio is not less than 1.67 to 1.0

A. Borrowing Base Asset Value of all Borrowing Base Properties (See Schedule I):	$_______________________
B. Aggregate Credit Exposure of all of the Lenders:	$_______________________
C. Aggregate unsecured Indebtedness of the Consolidated Group:	$_______________________
D. Outstandings (Sum of Lines B and C):	$_______________________
E. Borrowing Base Asset Value Ratio (Ratio of Line A to Line D):	$_______________________
F. The potential amount of the aggregate Credit Exposure of all of the Lenders such that the Borrowing Base Asset Value Ratio is not less than 1.67 to 1.0 :	$_______________________

SCHEDULE III
to Borrowing Base Report

Implied Loan Amount

A. Aggregate Credit Exposure of all of the Lenders	$_____________
B. Adjusted Borrowing Base NOI	$_____________
1. Divided by 1.65 factor	$_____________
2. Implied Interest Rate of the greater of (x) 7.0% or (y)
     the sum of (i) the most recent rate published on such
     date in the United States Federal Reserve Statistical
     Release (H.15) for ten (10) Treasury Constant
Maturities plus (ii) three percent (3.0%)	$_____________
3. Maximum Unsecured Debt Supported by (a) at greater than 1.65x (Quotient of Line B(1) divided by Line B(2)):	$_____________

EXHIBIT H -- FORM OF PLEDGE AGREEMENT

[see attached]

M&F draft 9/16/13

PLEDGE AGREEMENT

made by

[_____________________],
as Pledgor

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

_______________________

Dated as of [_______________ __,20__]

-i-

-ii-

Page

SCHEDULES

SCHEDULE 1	Pledged Securities

EXHIBITS

EXHIBIT 1	Form of Pledge Agreement Amendment

-iii-

PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of [_______________ __,20__] (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by [_________________________________________________], a [____________________], as pledgor (“Pledgor”), in favor of JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:

A. [Pledgor][American Realty Capital Operating Partnership V, L.P., a Delaware limited partnership (the “Borrower”)], the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. American Realty Capital Trust V, Inc., a Maryland corporation (the “Parent”)[, Pledgor] and certain subsidiaries of the Parent and/or the Borrower from time to time party thereto are parties to that certain Guaranty dated as of [the date hereof][September [__], 2013] pursuant to which such Persons have guaranteed the Obligations.

C. This Agreement is entered into by Pledgor in favor of the Administrative Agent for the benefit of the Lenders to secure the payment and performance of all of the Secured Obligations.

D. It is a condition precedent to the [effectiveness of the Credit Agreement and the obligations of the Lenders to make loans and the Issuing Bank to issue letters of credit] [admission of certain Eligible Properties indirectly owned by Pledgor into the Borrowing Base] under the Credit Agreement that Pledgor execute and deliver this Agreement.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Sections 1.02 through 1.04 of the Credit Agreement shall apply herein mutatis mutandis.

(c) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Borrower” shall have the meaning assigned to such term in the Recitals hereof.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals hereof.

“Distributions” shall mean, collectively, with respect to Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Parent” shall have the meaning assigned to such term in the Recitals hereof.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to Pledgor, (a) (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 1 attached hereto and (ii) all Equity Interests of each issuer set forth on a Pledge Amendment, unless such issuer is a CFC in which case the Pledged Securities under this clause (ii) shall be all the non-voting Equity Interests in such CFC and up to sixty-five percent (65%) of the voting Equity Interests of such CFC and (b) all options, warrants, rights and agreements related to such Equity Interests, together with all rights, privileges, authority and powers of Pledgor relating to such Equity Interests or under any constituent document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Secured Obligations” shall mean the Obligations.

“Securities Act” shall mean, collectively, the Securities Act of 1933 (as amended from time to time) and the Securities Exchange Act of 1934 (as amended from time to time).

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Distributions.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Lenders’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.02 thereof) shall be applicable to this Agreement. In the event of any conflict or inconsistency between this Agreement and the Credit Agreement, the Credit Agreement shall govern in all instances.

SECTION 1.3. Resolution of Drafting Ambiguities. Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Lenders, a lien on and security interest in all of the right, title and interest of Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i) all Securities Collateral;

(ii)	all books and records relating to the Securities Collateral; and

(iii)	to the extent not covered by clauses (i) and (ii) of this sentence, all Proceeds and products of each of the foregoing.

SECTION 2.2. Filings. Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents without the signature of Pledgor where permitted by Applicable Law. Pledgor agrees to provide all necessary information described in the immediately preceding sentence to the Administrative Agent promptly upon reasonable request by the Administrative Agent.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF COLLATERAL

SECTION 3.1. Delivery of Certificated Securities Collateral. Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first priority security interest therein, which security interest secures the payment and performance of the Secured Obligations. Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by Pledgor after the date hereof shall be delivered to the Administrative Agent (to be held by or on behalf of the Administrative Agent pursuant hereto) prior to any Eligible Property owned or leased by the issuer of such Securities Collateral being included in the calculation of the Borrowing Base and treated as a Borrowing Base Property under the Credit Agreement. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2. Perfection of Uncertificated Securities Collateral. Pledgor represents and warrants that the Administrative Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof to the extent financing statements covering such uncertificated Pledged Securities have been properly filed in the appropriate jurisdictions, which security interest secures the payment and performance of the Secured Obligations. Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then Pledgor shall, to the extent permitted by applicable law, (i) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Pledged Securities under the terms hereof and (ii) during the continuance of an Event of Default, upon written request by the Administrative Agent, (A) cause the constituent documents of each issuer whose Equity Interests are being pledged hereunder to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Administrative Agent in accordance with the provisions of Section 3.1 hereof.

SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Administrative Agent in respect of the Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office required by law to perfect the security interest granted to the Administrative Agent in the Collateral. Pledgor agrees that, at the sole cost and expense of Pledgor, Pledgor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest.

SECTION 3.4. Intentionally Omitted.

SECTION 3.5. Intentionally Omitted.

SECTION 3.6. Supplements; Further Assurances. Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to the Administrative Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Collateral. Without limiting the generality of the foregoing, Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Collateral, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of Pledgor.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. Except for the security interest granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement and any other Liens permitted under the Credit Agreement, Pledgor owns and has rights and, as to Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others.

SECTION 4.2. Intentionally Omitted.

SECTION 4.3. Defense of Claims; Transferability of Collateral. Pledgor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons at any time claiming any interest therein adverse to the Administrative Agent or any Lender.

SECTION 4.4. Other Financing Statements. Except for those disclosed to the Administrative Agent prior to the date hereof, it has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement and such as have been filed in respect of Liens otherwise permitted under the Credit Agreement. Pledgor shall not execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Collateral other than with respect to Liens permitted under the Credit Agreement.

SECTION 4.5. Intentionally Omitted.

SECTION 4.6. Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or Pledgor’s status as a partner, a member or shareholder of any issuer of the Pledged Securities.

SECTION 4.7. Consents, etc. In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement following an Event of Default and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Administrative Agent, Pledgor agrees to use its commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8. Intentionally Omitted.

SECTION 4.9. Fundamental Changes. Pledgor shall not effect any change in (i) Pledgor’s legal name, (ii) the location of Pledgor’s chief executive office, (iii) Pledgor’s organizational structure, (iv) Pledgor’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) Pledgor’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (without limiting any of the provisions of the Credit Agreement) (A) it shall have given the Administrative Agent not less than five (5) days’ prior written notice, or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall promptly take all action reasonably requested by the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Lenders in the Collateral, if applicable.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1. Pledge of Additional Securities Collateral. Pledgor shall, as a precondition to any Eligible Property in which it owns a direct or indirect interest being included in the calculation of the Borrowing Base and treated as a Borrowing Base Property after the Effective Date, deliver to the Administrative Agent a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit 1 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the Pledged Securities in each direct Subsidiary of Pledgor that directly or indirectly owns or leases such Eligible Property, and confirming the attachment of the Lien hereby created on and in respect of such Pledged Securities. Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Collateral.

SECTION 5.2. Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document; provided, however, that (i) Pledgor shall not in any event exercise such rights in any manner which would materially impair the Collateral or which would reasonably be expected to have a Material Adverse Effect, (ii) without the prior written consent of the Administrative Agent, Pledgor shall not (x) vote to enable, or take any other action to permit, any issuer of Securities Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer, unless such securities are delivered to the Administrative Agent (provided only to the extent any such issuance of Equity Interests meets the definition of Pledged Securities), concurrently with the issuance thereof, to be held by the Administrative Agent as Collateral, (y) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral (except pursuant to a transaction expressly permitted by the Credit Agreement), or (z) create, incur or permit to exist any Lien (other than Liens permitted under the Credit Agreement) or option in favor of, or any claim of any Person with respect to, any of the Securities Collateral or Proceeds thereof, or any interest therein and (iii) Pledgor shall not enter into any agreement or undertaking restricting the right or ability of Pledgor or the Administrative Agent to sell, assign or transfer any of the Securities Collateral or Proceeds thereof except as permitted by the Credit Agreement.

(ii) Pledgor shall be entitled to receive and retain, and to utilize any and all Distributions, but only if and to the extent permitted by and made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be delivered to the Administrative Agent to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of Pledgor and be delivered to the Administrative Agent within ten (10) Business Days after receipt to hold as Collateral in the same form as so received (with any necessary endorsement). Notwithstanding the foregoing, Pledgor shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Collateral any proceeds of any liquidation or dissolution of the issuer of any Pledged Securities, or any distribution of capital or property in respect of any Pledged Securities, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant issuer of Pledged Securities, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of the Loans and other Secured Obligations to the extent required by the Credit Agreement.

(b) So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor and at the sole cost and expense of Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon written notice by Administrative Agent of the occurrence of an Event of Default and during the continuance of such Event of Default:

(i) All rights of Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.

(d) Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may reasonably request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e) All Distributions which are received by Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Pledgor and shall immediately be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

Notwithstanding anything to the contrary herein, upon the waiver of an Event of Default, the rights of Pledgor under this Section 5.2 shall be reinstated as of the date of such waiver.

SECTION 5.3. Defaults, etc. Pledgor hereby represents and warrants that (i) Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which Pledgor is a party relating to the Pledged Securities pledged by it, and Pledgor is not in violation of any other provisions of any such agreement to which Pledgor is a party, or otherwise in default or violation thereunder, which violations and defaults could reasonably be expected to result in a Material Adverse Effect, (ii) as of the date hereof, no Securities Collateral pledged by Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against Pledgor by any person with respect thereto, and (iii) as of the date hereof, there are no certificates, instruments, documents or other writings (other than the constituent documents and certificates representing such Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of Pledgor.

SECTION 5.4. Certain Agreements of Pledgor as Holder of Equity Interests. Pledgor (i) confirms that none of the terms of any Equity Interest pledged by it pursuant to this Agreement provides that such Equity Interest is a Security, (ii) unless otherwise requested by the Administrative Agent in accordance with clause (ii) of Section 3.2, agrees that it will take no action to cause or permit any Equity Interest pledged by it pursuant to this Agreement to become a Security, (iii) unless otherwise requested by the Administrative Agent in accordance with clause (ii) of Section 3.2, agrees that it will not, and will not permit any of its direct Subsidiaries to, issue any certificate representing any Equity Interest pledged by it pursuant to this Agreement and (iv) agrees that if, notwithstanding the foregoing, any Equity Interest pledged by it pursuant to this Agreement shall be or become a Security, Pledgor will, and will cause its Subsidiaries whose Equity Interests have been pledged pursuant to this Agreement to, comply with instructions originated by the Administrative Agent without further consent from Pledgor or such Subsidiary.

ARTICLE VI

[INTENTIONALLY OMITTED]

ARTICLE VII

[INTENTIONALLY OMITTED]

ARTICLE VIII

TRANSFERS

SECTION 8.1. Transfers of Collateral. Pledgor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as expressly permitted by the Credit Agreement.

ARTICLE IX

REMEDIES

SECTION 9.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to Pledgor, prior to receipt by any such obligor of such instruction, Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than two (2) Business Days after receipt thereof) (unless the Administrative Agent otherwise agrees to a later duration) pay such amounts to the Administrative Agent;

(iii)	[intentionally omitted];

(iv)	[intentionally omitted];

(v)	[intentionally omitted];

(vi) Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and, subject to the notice requirement set forth in Section 5.2(c), exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Lender or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 9.2. Notice of Sale. Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3. Waiver of Certain Rights. Pledgor hereby waives, to the fullest extent permitted by applicable law, all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.

SECTION 9.4. Certain Sales of Collateral.

(a) Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.

(b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Notwithstanding the foregoing, Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Administrative Agent, for the benefit of the Administrative Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of Pledgor to the extent permitted by applicable law. To the extent permitted by applicable law, Pledgor shall use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. To the extent permitted by applicable law, Pledgor shall use its commercially reasonable efforts to cause the Administrative Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may reasonably request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Administrative Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not materially misleading.

(d) If the Administrative Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, Pledgor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may reasonably request in order to determine the number of securities included in the Securities Collateral which may be sold by the Administrative Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 9.5. No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1. Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, toward the Secured Obligations in any manner or priority the Administrative Agent elects, subject to any applicable terms of the Credit Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Concerning Administrative Agent.

(a) The Administrative Agent has been appointed as administrative agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The

Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith. Subject to the appointment and acceptance of a successor Administrative Agent as provided in Article VIII of the Credit Agreement, the Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that none of the Administrative Agent or any Lender shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

(c) The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) [intentionally omitted]

(e) The Administrative Agent may rely on advice of counsel as to whether any or all UCC financingstatements of Pledgor need to be amended as a result of any of the changes described in Section 4.9 hereof. If Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in Pledgor’s property constituting Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by Pledgor.

SECTION 11.2. Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If Pledgor shall fail to perform any covenants contained in this Agreement, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach to the extent that the Administrative Agent deems reasonably necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, and may expend funds for such purpose. Any reasonable and documented amounts so expended by the Administrative Agent shall be paid by Pledgor in accordance with the provisions of Section 9.03 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Loan Documents after the occurrence and during the continuation of an Event of Default which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Lenders and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement. Pledgor agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by Administrative Agent or any Lender upon the bankruptcy or reorganization of Pledgor or otherwise.

SECTION 11.4. Termination; Release. Upon the expiration or termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no demand has been made) and the expiration or termination of all Letters of Credit (or cash collateralization thereof pursuant to Section 2.06(c) of the Credit Agreement), this Agreement shall terminate. Upon termination of this Agreement, the Collateral shall be automatically released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the security interest in such Collateral shall automatically be released without any further action by Administrative Agent or any other Person and the Administrative Agent shall, upon the request and at the sole cost and expense of Pledgor, (i) assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be and (ii) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and release. Concurrently with such termination the Administrative Agent on behalf of the Lenders hereby authorizes Pledgor or their attorneys, agents or other designees to file termination statements (including, without limitation, UCC-3 termination statements) and other terminations or release documents to terminate the Administrative Agent’s interest in the Collateral being released.

SECTION 11.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent and Pledgor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to Pledgor, addressed to it at the address of Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 11.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8. Severability of Provisions. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11. Intentionally Omitted.

SECTION 11.12. Intentionally Omitted.

SECTION 11.13. No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Administrative Agent or any Lender to perform or observe any such term, covenant, condition or agreement on Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any Lender for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any Lender shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder. The obligations of Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Pledgor and Administrative Agent have caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PLEDGOR:

[INSERT SIGNATURE BLOCK FOR PLEDGOR]

By:

Name:

Title:

[signatures continue on following page]

ADMNISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:

Title:

SCHEDULE 1

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

EXHIBIT 1

[Form of]

PLEDGE AGREEMENT AMENDMENT

This Pledge Agreement Amendment, dated as of [                                  ], is delivered pursuant to Section 5.1 of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement;” each initially capitalized term used but not otherwise defined herein has the meaning assigned to such terms in the Pledge Agreement), dated as of September [__], 2013, made by [____________________________], a [___________________________________] in favor of JPMORGAN CHASE BANK, N.A., as administrative agent. The undersigned hereby agrees that this Pledge Agreement Amendment may be attached to the Pledge Agreement and that the Pledged Securities listed on this Pledge Agreement Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

PLEDGED SECURITIES

PERCENTAGE OF ALL
				NUMBER OF	ISSUED CAPITAL OR
	CLASS OF STOCK			SHARES OR	OTHER EQUITY
ISSUER	OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	INTERESTS	INTERESTS OF ISSUER

[remainder of page intentionally left blank]

[INSERT SIGNATURE BLOCK FOR PLEDGOR]

By:

Name:

Title:

AGREED TO AND ACCEPTED:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:

Name:

Title:

EXHIBIT I – [INTENTIONALLY OMITTED]

EXHIBIT J -- [INTENTIONALLY OMITTED]

EXHIBIT K-1 -- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Operating Partnership V, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT K-2 -- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Operating Partnership V, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT K-3 -- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Operating Partnership V, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ]

EXHIBIT K-4 -- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Operating Partnership V, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[ ]